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                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                 by and between

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION

                                       and

                          CENTRAL CASTINGS CORPORATION





                                  Relating to:




                                   $8,000,000
                 Alabama State Industrial Development Authority
             Adjustable Convertible Taxable Industrial Revenue Bonds
               (Central Castings Corporation Project) Series 1995


                                   $3,000,000
                   Calhoun County Economic Development Council
             Adjustable Convertible Taxable Industrial Revenue Bonds
               (Central Castings Corporation Project) Series 1995

                          Dated as of November 1, 1995

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1 - DEFINITIONS.....................................................  3

     Section 1.1.  Definitions..............................................  3
     Section 1.2.  Rules of Construction.  ................................. 20

ARTICLE 2 - THE LETTER OF CREDIT............................................ 20

     Section 2.1.  Agreement of the Bank to Issue the Letters of Credit..... 20
     Section 2.2.  Term of Letters of Credit................................ 21
     Section 2.3.  Draws and Other Fees and Expenses Under the
                     Letters of Credit...................................... 22
     Section 2.4.  Permitted Drawings and Repayments.........................24
     Section 2.5.  Debt Service Fund........................................ 25
     Section 2.6.  Security for Obligations................................. 26
     Section 2.7.  Place and Method of Payment; Computation of Interest..... 26
     Section 2.8.  Evidence of Debt......................................... 26
     Section 2.9.  Applicable Standards..................................... 27

ARTICLE 3 - TERM LOAN....................................................... 27

     Section 3.1.  The Term Loan............................................ 27
     Section 3.2.  Promissory Note.......................................... 27
     Section 3.3.  Use of Proceeds.......................................... 27
     Section 3.4.  Principal Repayments..................................... 27
     Section 3.5.  Interest................................................. 27
     Section 3.6.  Conversion to Term Loan.................................. 28
     Section 3.7.  Payments................................................. 28
     Section 3.8.  Prepayment............................................... 29

 ARTICLE 4 - REPRESENTATIONS AND WARRANTIES................................. 29

     Section 4.1.  Borrower and Guarantor Representations................... 29
     Section 4.2.  Representations and Warranties as to the Acquisition
                     of Project Facilities.................................. 34

ARTICLE 5 - CONDITIONS PRECEDENT............................................ 35

     Section 5.1.  Conditions to Issuance of the Letters of Credit.......... 35
     Section 5.2.  Conditions to Term Loan.................................. 39
     Section 5.3.  Conditions to Issuance of Replacement Letter of Credit... 40


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                                                                           Page

ARTICLE 6 - COVENANTS OF THE BORROWER....................................... 41

     Section 6.1.  Financial Statements..................................... 41
     Section 6.2.  Preservation of Corporate Existence and Qualification.... 42
     Section 6.3.  Records and Books of Account............................. 42
     Section 6.4.  Maintenance of Properties................................ 42
     Section 6.5.  Maintenance of Licenses.................................. 42
     Section 6.6.  Further Assurances....................................... 42
     Section 6.7.  Maintenance of Insurance................................. 42
     Section 6.8.  Payment of Taxes and Other Indebtedness.................. 44
     Section 6.9.  Payment of Indebtedness.................................. 44
     Section 6.10. Compliance with Applicable Laws.......................... 44
     Section 6.11. Environmental Covenant................................... 44
     Section 6.12. Mergers, Etc............................................. 45
     Section 6.13. Lease or Transfer of Project Facilities.................. 45
     Section 6.14. Inspection of the Project Facility....................... 45
     Section 6.15. Relocation of the Project Facilities..................... 45
     Section 6.16. Costs and Expenses; Indemnity............................ 46
     Section 6.17. Damage to or Condemnation of Project Facilities.......... 46
     Section 6.18. Prohibition of Liens..................................... 47
     Section 6.19. Additional Indebtedness.................................. 49
     Section 6.20. Financing Statements..................................... 50
     Section 6.21. Change in Nature of Corporate Activities................. 50
     Section 6.22. Notice and Certification With Respect to Bankruptcy
                     Proceedings............................................ 50
     Section 6.23. Other Notices; Litigation; Event of Default.............. 51
     Section 6.24. Continuing Disclosure.................................... 51

ARTICLE 7 - FINANCIAL COVENANTS............................................. 51

     Section 7.1.  Consolidated Tangible Net Worth.......................... 51
     Section 7.2.  Consolidated Current Ratio............................... 52
     Section 7.3.  Consolidated Quick Ratio................................. 52
     Section 7.4.  Ratio of Consolidated Funded Indebtedness to
                      Consolidated Tangible Net Worth....................... 52
     Section 7.5.  Cash Equivalents......................................... 53

ARTICLE 8 - EVENTS OF DEFAULT AND REMEDIES.................................. 53

     Section 8.1.  Events of Default: Acceleration.......................... 53
     Section 8.2.  Remedies................................................. 55
     Section 8.3.  No Remedy Exclusive...................................... 57
     Section 8.4.  Agreement to Pay Attorneys Fees and Expenses............. 57
     Section 8.5.  No Additional Waiver Implied by One Waiver............... 58
     Section 8.6.  Additional Rights of the Bank............................ 58


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                                                                           Page

ARTICLE 9 - MISCELLANEOUS................................................... 58

     Section 9.1.  Indemnity Against Claims................................. 58
     Section 9.2.  Severability............................................. 59
     Section 9.3.  Successors and Assigns................................... 59
     Section 9.4.  Amendments, Etc.......................................... 60
     Section 9.5.  Execution in Counterparts................................ 60
     Section 9.6.  Governing Law............................................ 60
     Section 9.7.  Consent to Jurisdiction.................................. 60
     Section 9.8.  Reasonable Consent....................................... 60
     Section 9.9.  Amounts Remaining in Bond Fund........................... 60
     Section 9.10. Receipt of Indenture..................................... 61
     Section 9.11. Headings................................................. 61
     Section 9.12. Integration:  Entire Agreement........................... 61
     Section 9.13. Survival of Agreements................................... 61
     Section 9.14. Addresses for Notices, Etc............................... 61
     Section 9.15. JUDICIAL PROCEEDINGS; WAIVERS............................ 63

List of Schedules and Exhibits

Schedule I:       Real Property Description
Schedule II:      Subordinated Debt

Schedule III:     Disclosure Pursuant to Representations and Warranties

Exhibit A-1:      Form of Letter of Credit in favor of the Authority
Exhibit A-2:      Form of Letter of Credit in favor of the Council
Exhibit B:        Form of Bank Mortgage
Exhibit C:        Form of Borrowing Certificate
Exhibit D:        Form of General Security Agreement
Exhibit E:        Form of Guaranty and Suretyship Agreement
Exhibit F:        Form of Guarantor Security Agreement
Exhibit G:        Form of Risk Participation Agreement
Exhibit H:        Form of Tender Agent Agreement
Exhibit I:        Form of Subordination Agreement
Exhibit J:        Form of Term Loan Note


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                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of the first day of November, 1995, is by and between FIRST FIDELITY BANK, NATIONAL ASSOCIATION (the "Bank"), a national banking association, and CENTRAL CASTINGS CORPORATION (the "Borrower"), a corporation organized and existing under the laws of the State of Alabama; and CENTRAL SPRINKLER CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, in its capacity as a Guarantor hereunder, CENTRAL SPRINKLER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, in its capacity as a Guarantor hereunder, and CENTRAL SPRINK INC., a corporation organized and existing under the laws of the State of California, in its capacity as a Guarantor hereunder.

                  WHEREAS, the statutes codified as Code of Alabama 1975, Title 41, Chapter 10, Articles 2 and 2A, as amended and supplemented (the "Act"), declares it to be in the public interest and to be the policy of the State of Alabama (the "State") to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

                  WHEREAS, the State Industrial Development Authority (the "Authority"), a public corporation and instrumentality under the laws of the State, to accomplish the purposes of the Act, is empowered to extend credit in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

                  WHEREAS, the Borrower submitted an application (the "Authority Application") to the Authority for financial assistance in the principal amount of $8,000,000 for financing and refinancing a portion of the costs of a project (the "Project") consisting of the acquisition of and construction of improvements with respect to a foundry located in Anniston, Calhoun County, Alabama, and the Authority, by resolution duly adopted on November 11, 1994 in accordance with the Act, accepted the application of the Borrower for assistance in financing the Project; and

                  WHEREAS, on October 23, 1995, the Authority, by resolution duly adopted (the "Authority Resolution"), authorized the issuance of its Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation Project) Series 1995 (the "Authority Bonds") for the purpose of providing funds for the Borrower to finance the Project; and

                  WHEREAS, the Authority has determined to issue the Authority Bonds concurrently herewith pursuant to the Act, the Authority Resolution and the Authority Indenture (as hereinafter defined); and

                  WHEREAS, the Calhoun County Economic Development Council (the "Council"), a public corporation and instrumentality under the laws of the State, to accomplish the purposes of the Act, is empowered pursuant to Act No. 82-222 of the 1982 Regular Session of the Legislature of the State, as amended and supplemented (the "1982 Act") to extend credit in the name of the Council on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Council may determine to be reasonable; and

                  WHEREAS, the Borrower submitted an application (the "Council Application") to the Council for financial assistance in the principal amount of $3,000,000 for financing and refinancing a portion of the costs of the Project and the Council, by resolution duly adopted on May 24, 1994, in accordance with the Act, accepted the application of the Borrower for assistance in financing the Project; and

                  WHEREAS, on October 24, 1995, the Council, by resolution duly adopted (the "Council Resolution"), authorized the issuance of its Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation Project) Series 1995 (the "Council Bonds" and, together with the Authority Bonds, the "Bonds") for the purpose of providing additional funds for the Borrower to finance the Project; and

                  WHEREAS, the Council has determined to issue the first installment of the Council Bonds concurrently herewith pursuant to the Act, the Council Resolution and the Council Indenture (as hereinafter defined); and

                  WHEREAS, in connection with the issuance by the Council of the Council Bonds, the Council has required the Borrower to transfer to the Council fee simple title to the Project Facilities and to enter into a Lease Agreement with the Council dated of even date herewith (the "Lease Agreement") under the terms and conditions set forth therein; and

                  WHEREAS, the Obligations under the Letters of Credit, the Reimbursement Agreement and certain of the other Credit Documents (in each case, as hereinafter defined) shall be secured by a first mortgage lien on the Project Facilities (as hereinafter defined), a first priority security interest in the Machinery and Equipment (as hereinafter defined), and such other security granted by the Borrower in connection with this transaction; and

                  WHEREAS, the Authority, contemporaneously with the execution and delivery of this Agreement, shall enter into a Loan Agreement with the Borrower (the "Loan Agreement" and together with the Lease Agreement, the "Financing Agreements"), and each of the Authority and the Council shall enter into an Indenture of Trust, each dated as of November 1, 1995 wherein such Authority and Council, respectively, have assigned certain of their rights under the applicable Financing Agreement to the Trustee (as hereinafter defined) for the benefit of the Holders of the Bonds issued thereunder from time to time;

                  WHEREAS, to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds, the Borrower has requested the Bank to issue (a) an irrevocable direct pay letter of credit in favor of the Trustee with respect to the Authority Bonds substantially in the form of Exhibit A-1 attached hereto, in an amount up to an aggregate amount of $8,150,000 (as reduced and reinstated from time to time in accordance with the provisions hereof and of the Letter of Credit), of which (i) the sum of $8,000,000 shall be available to pay the principal amount of the Authority Bonds either at maturity (whether at the stated maturity date or by acceleration) or upon tender or redemption thereof, and (ii) the remainder shall be available to pay up to 45 days' interest on the outstanding Authority Bonds computed at the rate of fifteen percent (15%) per annum accrued on the outstanding Authority Bonds, as such interest becomes due; and (b) an irrevocable direct pay letter of credit in favor of the Trustee with respect to Council Bonds substantially in the form of Exhibit A-2 attached hereto, in an amount up to an aggregate amount of $3,056,250 (as reduced and reinstated from time to time in accordance with the provisions hereof and of the Letter of Credit), of which (i) the sum of $3,000,000 shall be available to pay the principal amount of the Council Bonds either at maturity (whether at the stated maturity date or by acceleration) or upon tender or redemption thereof, and (ii) the remainder shall be available to pay up to 45 days' interest on the outstanding Council Bonds computed at the rate of fifteen percent (15%) per annum accrued on the outstanding Council Bonds, as such interest becomes due; and

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                  WHEREAS, as a condition, among others, to its issuance of the
Letters of Credit, the Bank has required that the Borrower enter into this Letter of Credit Reimbursement Agreement;

                  NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth (each of which is incorporated herein by reference), intending to be legally bound hereby, and in order to induce the Bank to issue the Letters of Credit, the Borrower and the Bank hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1. Definitions. The following words and terms as used herein shall have the following meanings unless the context or use indicates another or different meaning or intent.

                  (a) "Account" means any account established by the Borrower and maintained by the Bank pursuant to and in accordance with this Agreement;

                  (b) "Act" means the Code of Alabama 1975, Title 41, Chapter 10, Articles 2 and 2A, as amended and supplemented and at the time in force and effect, or any successor legislation, and the regulations promulgated thereunder;

                  (c) "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Borrower, or the applicable Authority under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect;

                  (d) "Adjudication of Invalidity" means a final, non-appealable adjudication by a court of competent jurisdiction, binding upon the Borrower or the Authority or, if not binding upon the Borrower or Authority, applicable to the Authority Bonds in the opinion of Bond Counsel, to the effect that (i) the Authority Bonds are not the legal, valid and binding obligation of the Authority; (ii) the Authority Indenture is not the legal valid and binding obligation of the Authority; or (iii) the Authority Bonds, Authority Indenture, or the Authority Loan Agreement is not otherwise enforceable against the Authority in accordance with its terms;

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                  (e) "Affiliate" of any designated Person means any Person
which, directly or indirectly, controls, or is controlled by, or is under common control with, such designated Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise;

                  (f) "Agreement" or "Reimbursement Agreement" means this Letter of Credit and Reimbursement Agreement dated as of November 1, 1995 between the Borrower, the Guarantors and the Bank, as the same may be amended from time to time and filed with the Trustee, under which terms the Bank agrees to issue the Letters of Credit, and any successor agreement of the Borrower with a Letter of Credit Issuer under which terms the Borrower and such Letter of Credit Issuer agree to issue an Alternate Letter of Credit;

                  (g) "Alternate Letter of Credit" means any letter of credit substituted for one or both of the Letters of Credit, including any renewals or extensions of such Letters of Credit by a Letter of Credit Issuer other than the Bank, pursuant to and meeting the requirements of Section 3.14(d) of the Authority Indenture or Council Indenture, as applicable;

                  (h) "Alternate Letter of Credit Issuer" means the issuer of an Alternate Letter of Credit which meets the standards set forth in Section 3.14(d) of the Authority Indenture or Council Indenture, as applicable;

                  (i) "Application" means individually, and "Applications" means collectively, the Borrower's letters to the Authority, dated November 8, 1994 and to the Council, dated May 24, 1994, with respect to the Project, and all attachments, exhibits, correspondence and modifications submitted in writing to each such Issuer in connection with said Application;

                  (j) "Article" means a specified article hereof, unless otherwise indicated;

                  (k) "Authority" means the Alabama State Industrial Development Authority, an Alabama public corporation, and its successors and assigns;

                  (l) "Authority Bonds" means those certain Alabama State Industrial Development Authority Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation) Series 1995;

                  (m) "Authority Indenture" means that certain Trust Indenture dated as of November 1, 1995, by and between the Authority and the Trustee with respect to the Authority Bonds, as the same may from time to time be amended, modified or supplemented in accordance with the provisions thereof;

                  (n) "Authority Letter of Credit" means the irrevocable direct pay Letter of Credit issued by the Bank in favor of the Trustee in connection with the Authority Bonds and dated the Issue Date, in the form of Exhibit A-1 attached hereto;

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                  (o) "Authority Loan" means the loan from the Authority to the
Borrower in the aggregate principal amount not to exceed $8,000,000, being an amount equal to the principal amount of the Authority Bonds;

                  (p) "Authority Loan Agreement" means the Loan Agreement dated as of November 1, 1995 by and between the Authority and the Borrower and any amendments thereof and supplements thereto relating to the Project to be financed from proceeds of the Authority Bonds;

                  (q) "Authority Resolution" means the resolution duly adopted by the Authority on November 8, 1994, accepting the Application, making certain findings and determinations and authorizing the issuance and sale of the Authority Bonds and determining other matters in connection with the Project, as the same may be amended or supplemented from time to time;

                  (r) "Authorized Borrower Representative" means any individual or individuals duly authorized by the Borrower (as evidenced by a written certificate furnished to the Bank, the Trustee, the Authority and the Council) to act on its behalf and containing a specimen of such individual's or individuals' signature(s);

                  (s) "Authorized Issuer Representative" means any individual or individuals duly authorized by the applicable Issuer to act on its behalf pursuant to the applicable Resolution;

                  (t) "Bank" means First Fidelity Bank, National Association, a national banking association having its principal office in Philadelphia, Pennsylvania, in its capacity as the issuer of the Letters of Credit, and its successors and assigns in such capacity;

                  (u) "Bank Mortgage" means the Mortgage and Security Agreement executed by the Borrower and the Council, as Mortgagor, and given to the Bank, as Mortgagee, substantially in the form of Exhibit B attached hereto, which constitutes a first mortgage lien on and security interest on the Project Facilities securing the obligations of the Borrower to the Bank;

                  (v) "Base Rate" means the rate of interest established by the Bank from time to time as its reference rate in making loans but which does not reflect the rate of interest charged to any particular class of borrower. The Base Rate is not tied to any external or index rate of interest. Any rate of interest which is determined with reference to the Base Rate shall automatically and immediately change as of the date of change in the Base Rate without any notice to the Borrower;

                  (w) "Bond Counsel" means independent counsel having nationally recognized standing in matters relating to the tax-exempt nature of interest on obligations issued by or on behalf of states or political subdivisions thereof;

                  (x) "Bond Fund" means the Central Castings Corporation Project Bond Principal and Interest Fund established under Section 8.1 of the applicable Indenture and consisting of two accounts, the Bond Fund Primary Account and the Bond Fund Letter of Credit Account;

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                  (y) "Bond Fund Letter of Credit Account" means the Letter of
Credit Account established under Section 8.1 of the applicable Indenture and forming part of the Bond Fund;

                  (z) "Bond Fund Primary Account" means the Primary Account established under Section 8.1 of the applicable Indenture and forming a part of the Bond Fund;

                  (aa) "Bond Proceeds" means the amount, including any accrued interest, paid to the Issuers by the Placement Agent pursuant to the Placement Agreement as the purchase price of the Bonds, and the interest income earned thereon;

                  (ab) "Bond Purchase Fund" means the Central Castings Corporation Project Bond Purchase Fund established under Section 8.2 of the applicable Indenture;

                  (ac) "Bond Year" means the one-year period commencing November 1 and ending on the following October 31; except that the first Bond Year shall commence on the Issue Date and end on November 1, 1996;

                  (ad) "Bondholder" means the Holder of a Bond;

                  (ae) "Bonds" means collectively, the Authority Bonds and the Council Bonds and, following an Adjudication of Invalidity, may include Supplemental Bonds issued by the Council pursuant to and as contemplated by the Council Indenture, and "Bond" means individually any single Bond, as the context may require;

                  (af) "Borrower" means Central Castings Corporation, a corporation organized and existing under the laws of the State and its successors and permitted assigns;

                  (ag) "Borrowing Certificate" means the certificate to be duly completed, executed and delivered by the chief executive or chief financial officer of the Borrower, in the form of Exhibit C hereto, as a condition to the Bank's conversion of reimbursement obligations to an advance of the Term Loan;

                  (ah) "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York, in Philadelphia, Pennsylvania, or in any other city where either the principal office of the Bank, the Trustee, the Paying Agent, the Remarketing Agent, or the Tender Agent is located are required or authorized by law (including executive order) to close or on which the principal office of the Bank, the Trustee, the Paying Agent, the Remarketing Agent or the Tender Agent is closed for a reason not related to financial condition, or (iii) a day on which the New York Stock Exchange is closed;

                  (ai) "Capitalization" means the amount equal to Net Worth plus Long-Term Liabilities;

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                  (aj) "Cash Collateral Account" means that certain deposit
account established and maintained by the Borrower at the Bank as a separate account from the Debt Service Fund, the proceeds of which shall (i) secure the Obligations, and (ii) be used in accordance with Section 7.2 hereof;

                  (ak) "Central Sprink" means Central Sprink Inc., a California corporation and an affiliate of the Borrower;

                  (al) "Code" means the Internal Revenue Code of 1986, as amended and the Treasury Regulations and rules promulgated thereunder;

                  (am) "Collateral" means (a) all the real property subject to the lien of the Bank Mortgage; the Machinery and Equipment; and the Personal Property Collateral and other property subject to the Security Agreement; (b) all assets of Central Sprink in which the Bank is granted a security interest pursuant to the Guarantor Security Agreement; (c) the proceeds of the Cash Collateral Account and the Debt Service Fund; and (d) such other security for the Obligations as is granted by the Borrower or Guarantors;

                  (an) "Commitment Letter" means the letter dated June 28, 1995 from the Bank to the Borrower and executed by the Borrower on June 30, 1995 confirming the Bank's commitment to provide the Borrower with an irrevocable direct pay letter of credit;

                  (ao) "Consolidated" means the consolidation of the accounts of the Consolidated Corporations in accordance with GAAP, including principles of consolidation, applied in a manner consistent with the application of such principles in the preparation of the audited financial statements mentioned in
Section 6.1 hereof;

                  (ap) "Consolidated Corporations" means collectively, Central Sprinkler Corporation and its Consolidated Subsidiaries;

                  (aq) "Consolidated Funded Indebtedness" means all obligations of the Consolidated Corporations or any of them for borrowed money including, without limitation, (i) all obligations, contingent or otherwise, in connection with all letter of credit facilities, acceptance facilities or other similar facilities issued for the account of the Consolidated Corporations or any of them, (ii) all obligations of the Consolidated Corporations evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Consolidated Corporations or any of them,
(iv) all capital lease obligations of the Consolidated Corporations or any of them, (v) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of the Consolidated Corporations, and (vi) all debt referred to in clauses (i) through
(v) above secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts or contract rights) owned by such Person; provided, however, that trade indebtedness, tax and other accruals and deferred compensation occurring in the ordinary course of business and debt subordinated on terms and conditions acceptable to the Bank are specifically excluded from this definition;

                  (ar) "Conversion Date" means the date on which the interest payable with respect to the Bonds shall be converted from the Variable Interest Rate to the Fixed Interest Rate pursuant to the provisions of Section 3.4 of the applicable Indenture;

                  (as) "Council" means the Calhoun County Economic Development Council, an Alabama public corporation, and its successors and assigns;

                  (at) "Council Bonds" means those certain Calhoun County Economic Development Council Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation) Series 1995;

                  (au) "Council Indenture" means that certain Trust Indenture dated as of November 1, 1995, by and between the Council and the Trustee with respect to the Council Bonds, as the same may from time to time be amended, modified or supplemented in accordance with the provisions thereof;

                  (av) "Council Lease Obligations" means the obligations of Borrower to the Council under the Council Lease Agreement, in an aggregate amount not to exceed $3,000,000, being an amount equal to the principal amount of the Council Bonds;

                  (aw) "Council Lease Agreement" means the Lease Agreement dated as of November 1, 1995, by and between the Council and the Borrower and any amendments thereof and supplements thereto relating to the Project Facilities leased thereunder;

                  (ax) "Council Letter of Credit" means the irrevocable direct pay Letter of Credit issued by the Bank in favor of the Trustee in connection with the Council Bonds and dated the Issue Date, in the form of Exhibit A-2 attached hereto;

                  (ay) "Council Resolution" means the resolution duly adopted by the Council on May 24, 1994, accepting the Application, making certain findings and determinations and authorizing the issuance and sale of the Council Bonds, and the subsequent issuance and sale of Supplemental Bonds following an Adjudication of Invalidity, and determining other matters in connection with the Project, as the same may be amended or supplemented from time to time;

                  (az) "Counsel for the Bank" means the law firm of Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania;

                  (ba) "Counsel for the Borrower" means the law firm of Morgan, Lewis & Bockius, LLP, Philadelphia, Pennsylvania;

                  (bb) "Counsel for the Issuer" means the law firm of Haskell, Slaughter, Young & Johnston, P.A., Birmingham, Alabama;

                  (bc) "Counsel for the Placement Agent" means the law firm of Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania;

                  (bd) "Counsel for the Trustee" means the law firm of Kelley Drye & Warren, New York, New York;

                  (be) "Credit Documents" means any or all of this Reimbursement Agreement, the Letters of Credit, the Term Loan Note, the Financing Agreements, the Indentures, the Tender Agent Agreement, the Bank Mortgage, the Security Agreement, the Guaranties, the Guarantor Security Agreement, the Financing Statements, any other documents securing the Borrower's obligations under this Agreement, the Financing Agreements and Indentures, and all documents and instruments executed in connection therewith and all amendments and modifications thereto;

                  (bf) "CS Company" means Central Sprinkler Company, a Pennsylvania corporation and holder of one hundred percent (100%) of the authorized, issued and outstanding shares of the Borrower;

                  (bg) "CS Corporation" means Central Sprinkler Corporation, a Pennsylvania corporation and the holder of one hundred percent (100%) of the authorized, issued and outstanding shares of CS Company;

                  (bh) "Current Assets" means, as to any Person, all of its assets that, in accordance with GAAP, would be classified as current assets;

                  (bi) "Current Liabilities" means, as to any Person, all of its liabilities that, in accordance with GAAP, would be classified as current liabilities;

                  (bj) "Debt Service" means the scheduled amount of interest and amortization of principal payable for any Bond Year with respect to the Bonds as defined in Section 148(d)(3)(D) of the Code;

                  (bk) "Debt Service Fund" means the account of the Borrower maintained at the Bank, to be funded in accordance with Section 2.5 hereof;

                  (bl) "Default" means any event or circumstance which, with the passage of time, the giving of notice, or both, would constitute an Event of Default;

                  (bm) "Effective Rate Date" means (a) with respect to Bonds at the end of the Initial Period, November 22, 1995, and (b) with respect to Bonds after the Initial Period, the date as of which the interest rate determined shall be effective, which shall be (i) with respect to a Variable Rate Mode, shall be the Thursday of each week and (ii) with respect to Pledged Bonds that have been remarketed, which shall be the Special Interest Payment Date (as defined in the Indentures), and thereafter, the regularly scheduled Effective Rate Date for the Bonds in the Variable Rate Mode;

                  (bn) "Eligible Remarketing Proceeds" means the proceeds of the remarketing of Bonds tendered (or deemed tendered) for purchase pursuant to the Optional Tender or Mandatory Tender provisions of the applicable Indenture, other than the proceeds of (i) Obligor Bonds, or (ii) Bonds held by the Remarketing Agent;

                  (bo) "Environmental Laws" means any and all laws, regulations, and executive orders, federal, state and local, pertaining to pollution or protection of the environment (including laws, regulations and other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or hazardous or toxic material or wastes), as the same may be amended or supplemented from time to time. Any capitalized terms which are defined in any applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment;

                  (bp) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation, together with all rules and regulations promulgated thereunder or pursuant thereto as from time to time in effect;

                  (bq) "Event of Default" means any of the events, conditions, acts or omissions defined as an event of default in Article 8 hereof;

                  (br) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation, together with the rules and regulations promulgated thereunder or pursuant thereto as from time to time in effect;

                  (bs) "Financing Agreement" means individually, and "Financing Agreements" means collectively, the Authority Loan Agreement and the Council Lease Agreement;

                  (bt) "Financing Statements" means the Uniform Commercial Code financing statements executed by the Borrower or Central Sprink, as applicable, as 'Debtor', in favor of the Bank, as 'Secured Party', delivered pursuant to Sections 5.1(a)(vi) and 5.3(a)(ii) hereof (if applicable);

                  (bu) "Fixed Interest Rate" means the rate of interest to be borne by the Bonds after the Conversion Date, as determined in accordance with
Section 3.4 of the applicable Indenture;

                  (bv) "Fixed Rate Mode" means, with respect to any Bond, the period following the Conversion Date for such Bond;

                  (bw) "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied;

                  (bx) "General Certificate of the Authority" means the certificate of the Authority which is made a part hereof;

                  (by) "General Certificate of the Council" means the certificate of the Council which is made a part hereof;

                  (bz) "Guarantor" means, individually, and "Guarantors" means, collectively, jointly and severally, CS Corporation, CS Company and Central Sprink;

                  (ca) "Guarantor Security Agreement" means the Security Agreement dated as of November 1, 1995, executed and delivered by Central Sprink in favor of the Bank, substantially in the form of Exhibit F hereto;

                  (cb) "Guaranty" or "Guaranty Agreement" means, individually, and "Guaranties" or "Guaranty Agreements" means, collectively, the Guaranty and Suretyship Agreements dated as of November 1, 1995, executed and delivered by each Guarantor in favor of the Bank, substantially in the form of Exhibit E hereto;

                  (cc) "Hazardous Substance(s)" means without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. "Hazardous Substances" also include without limitation petroleum and petroleum by-products or any fraction thereof, asbestos, and all other pollutants and contaminants as defined under the Environmental Laws.

                  (cd) "Holder", "holder" or "Bondholder" means any Person who shall be the registered owner of any Bond or Bonds;

                  (ce) "Indemnified Parties" means the Bank, any Person who "controls" the Bank, within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, director, official, employee or attorney of the Bank.

                  (cf) "Indenture" means either the Authority Indenture or the Council Indenture, as applicable, and "Indentures" means collectively, the Authority Indenture and the Council Indenture;

                  (cg) "Initial Period" means, with respect to any Bond, the period commencing with the date such Bond is dated and ending November 22, 1995;

                  (ch) "Interest Payment Date" means (i) during the period from the date of the issuance of the Bonds to and including the Conversion Date (if any), the first Business Day of each calendar month falling within such period and the Conversion Date (if any) on which such period ends, and (ii) during the period from, but not including, the Conversion Date (if any) to and including the date of the final payment of the Bonds, each May 1 and November 1 falling within such period;

                  (ci) "Investments" means (i) direct obligations of the United States or any agency thereof and direct obligations of any state of the United States or the District of Columbia or any political subdivision, agency or instrumentality of any such state that, in each case, (a) have a remaining term (to maturity or to the redemption date established by the issuer of such obligations pursuant to the terms of such obligations) of three years or less from the date of acquisition or (b) permit the holder, in its sole discretion, to tender such obligations to the issuer for purchase within three years from the date of acquisition and require the issuer to purchase such obligations upon tender at a purchase price equal to at least 100% of the principal amount thereof plus accrued interest to the date of purchase; (ii) commercial paper of a United States domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Services, Inc.; (iii) certificates of deposit or foreign time deposits with maturities of three years or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); and (iv) money market preferred stock of a United States domestic issuer rated at least "BBB" by Standard & Poor's Corporation or "Baa1" by Moody's Investors Services, Inc.

                  (cj) "Issue Date" means November 21, 1995, being the date on which the Bank issues the Letters of Credit;

                  (ck) "Issuer" means, individually, either the Authority or the Council, as applicable, and "Issuers" means collectively, the Authority and the Council;

                  (cl) "Letter of Credit" means individually, and "Letters of Credit" means collectively, the Authority Letter of Credit and the Council Letter of Credit and shall include, if applicable, any Replacement Letter of Credit issued pursuant to Section 2.1(c) hereof;

                  (cm) "Letter of Credit Issuer" means the Bank as issuer of the Letters of Credit and any issuer of an Alternate Letter of Credit;

                  (cn) "Loan" means individually, and "Loans" means collectively, the Authority Loan and the Council Loan;

                  (co) "Long-Term Liabilities" means the liabilities of the Borrower on a Consolidated basis other than Current Liabilities and deferred taxes;

                  (cp) "Machinery and Equipment" means all machinery and equipment now owned or hereafter acquired with the proceeds of the Bonds, all books and records and guaranties, warranties and other contractual rights relating thereto, and all parts, accessories, materials and accessions thereto and replacements therefor;

                  (cq) "Mandatory Tender" means a required tender of a Bond for purchase pursuant to the provisions of Section 3.6 of the applicable Indenture;

                  (cr) "Material Adverse Effect" means (i) an adverse effect on the business, properties, assets, results of operations, or condition, financial or otherwise, of the Consolidated Corporations, taken as a whole, in an amount equal to or greater than two percent (2%) of the net worth of the Consolidated Corporations; (ii) the material impairment of the power or authority or ability of the Borrower or any Guarantor to perform its respective obligations under any Credit Document to which it is a party; or (iii) the material impairment of the right of the Bank to enforce any of such obligations;

                  (cs) "Maximum Stated Amount" means the amount of $8,150,000, with respect to the Authority Letter of Credit and $3,056,250 with respect to the Council Letter of Credit, in each case as reduced and reinstated from time to time in accordance with the provisions hereof and of the respective Letter of Credit;

                  (ct) "Net Proceeds" means the Bond Proceeds less any amounts placed in a reasonably required reserve or replacement fund within the meaning of Section 150(a)(3) of the Code;

                  (cu) "Net Working Capital" means, as to any Person, the amount by which its Current Assets exceed its Current Liabilities;

                  (cv) "Net Worth" means, as to any Person, the amount by which its assets exceed its liabilities, in each case, as the same is determined in accordance with GAAP;

                  (cw) "1982 Act" means Act No. 82-222 of the 1982 Regular Session of the Legislature of Alabama, as amended and supplemented from time to time;

                  (cx) "Obligations" means the obligations of the Borrower to the Bank created pursuant to this Agreement and the other Credit Documents and secured by the Collateral including, without limitation, (a) the liability of the Borrower to pay to the Bank the sums due to the Bank pursuant to Article 2 and Article 3 hereof and the Term Loan Note, together with the contingent liability of the Borrower with respect to reimbursement of draws on the Letters of Credit, and any and all other advances made pursuant to this Agreement and all other payment obligations of the Borrower hereunder, (b) all other liabilities and obligations of the Borrower and the Guarantors to the Bank under the other Credit Documents, whether primary or secondary, absolute or contingent, contractual or tortious, arising by operation of law or otherwise, now or hereafter existing, and (c) any and all reasonable expenses and out-of-pocket costs incurred by the Bank in connection with the enforcement of this Agreement or any other Credit Document or the protection of the Bank's rights hereunder or thereunder;

                  (cy) "Obligor Bonds" means Bonds registered in the name of (i) the Authority, (ii) the Council, (iii) the Borrower, (iv) the Bank, (v) any Guarantor or other obligor with respect to debt service on the Bonds or the purchase price of Bonds, (vi) any Affiliate of Persons described in clauses (iv) and (v), or (vii) any nominee or other Person who holds such Bonds for the benefit of any Person described in clauses (iv), (v) or (vi). The Bank may assume that no Bondholder is described in clauses (vi) and (vii) of this definition unless the Bank has actual knowledge to the contrary. Pledged Bonds shall be considered Obligor Bonds;

                  (cz) "Optional Tender" means tender of a Bond for purchase at the option of the Holder thereof pursuant to Section 3.5 of the applicable Indenture;

                  (da) "Outstanding" when used with reference to any of the Bonds, means, at the date as of which the amount of such Bonds outstanding is to be determined, all such Bonds which have been theretofore authenticated and delivered by the Trustee under the applicable Indenture, except (i) those of such Bonds purchased for retirement which have been delivered to and canceled by the Trustee, (ii) those of such Bonds canceled by the Trustee because of payment at or after their respective maturities or redemption prior to their respective maturities, (iii) those of such Bonds for the payment or redemption of which provision shall have been made with the Trustee as provided in Section 14.1 of the applicable Indenture, and (iv) those of such bonds in exchange for which, or in lieu of which, other Bonds have been authenticated and delivered under the applicable Indenture;

                  (db) "Paragraph" means a specified paragraph of a Section, unless otherwise indicated;

                  (dc) "Participant Bank" means CoreStates Bank, N.A., a national banking association;

                  (dd) "Participation Agreement" means that certain Participation Agreement dated as of November 1, 1995, by and between the Bank and the Participant Bank, substantially in the form of Exhibit G hereto;

                  (de) "Paying Agent" means Chemical Bank, a New York corporation with its principal office located in the City of New York, in its capacity as paying agent under the Letters of Credit, and its successors and assigns in such capacity;

                  (df) "Permitted Encumbrances" has the meaning set forth in
Section 6.18 hereof;

                  (dg) "Permitted Investments" means those investments described in Article VI of the Indenture;

                  (dh) "Person" or "Persons" means any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a governmental agency or any political subdivision thereof;

                  (di) "Personal Property Collateral" means all assets of the Borrower in which the Bank is granted a security interest and all other real and personal property owned by the Borrower (including without limitation, fixtures, furniture, equipment, machinery, books and records, and other personal property financed with the proceeds of the Bonds) and pledged, conveyed or in which the Bank is otherwise granted a lien and/or security interest in connection with this Agreement or any other Credit Document;

                  (dj) "Phase I Audit" means the Phase I Environmental Site Assessment Report of the Project Site and Project Facilities prepared by Earth Technology Corporation in June 1994. A true and correct copy of the Phase I Audit has been delivered to the Bank prior to the date hereof and shall constitute disclosure in writing to the Bank.

                  (dk) "Placement Agent" means First Fidelity Securities Group (a Division of First Fidelity Bank, National Association, a national banking association), having its principal offices in Philadelphia, Pennsylvania, in its capacity as agent in connection with the placement of the Council Bonds, and its successors and assigns in such capacity and, with respect to the Authority Bonds, First Fidelity Securities Group, and Blount Parrish & Roton, Inc., an Alabama corporation having its principal offices in Montgomery, Alabama, as co-agents for Authority Bonds;

                  (dl) "Pledged Bonds" means Bonds purchased pursuant to the Optional or Mandatory Tender provisions of the applicable Indenture with money drawn under the Letter of Credit and held by the Tender Agent for the benefit of, or registered in the name of, the Bank, as pledgee, pursuant to the provisions of Section 3.7 of the applicable Indenture;

                  (dm) "Pledged Revenues" means all moneys constituting part of the Trust Estate (as defined in the Indentures) and all moneys derived by the Issuers from the Project;

                  (dn) "Principal Payment Date" means, with respect to regularly scheduled principal payable on the Bonds, the first day of each November during the term of this Agreement, commencing with November 1, 1996;

                  (do) "Private Placement Memorandum" means the Private Placement Memorandum dated as of November 1, 1995 by and among the Placement Agent, the Bank, the Authority, the Council, and the Borrower;

                  (dp) "Project" means the Project Site, the Project Building and the Project Equipment, as they may at any time exist, and all other property and rights of every kind that are or become subject to the lien of the Bank Mortgage or the Security Agreement;

                  (dq) "Project Building" means the foundry building and related improvements situated on the Project Site, as such building and related improvements may at any time exist;

                  (dr) "Project Development Costs" means the following: (i) all costs and expenses incurred in connection with the planning, development and design of the Project, including the costs of preliminary investigations, surveys, estimates and plans and specifications; (ii) all costs and expenses of acquiring, constructing and installing the various facilities that constitute the Project, including the cost to the Borrower of supervising construction and installation, payments to contractors and materialmen and fees for professional or other specialized services; (iii) the costs of contract bonds and of insurance of all kinds which may be necessary or desirable in connection with the Project Development Work and which are not paid by any contractor or otherwise provided for; (iv) all expenses incurred in connection with the issuance and sale of the Bonds, including (without limitation) the fees and expenses of Bond Counsel to each of the Issuers; the acceptance fee of the Trustee, the fees and expenses of Counsel to the Authority, the fees and expenses of Counsel to the Trustee, the initial fees (if any) and counsel fees of the Tender Agent, the Paying Agent and the Remarketing Agent, the fees payable to the Bank in respect of this Agreement and the Letters of Credit prior to the date on which the Project Development Work is completed (the "Completion Date"), the fees and expenses of Counsel to the Bank, the costs of printing the Bonds, the fees of any Rating Agency rating the Bonds, accounting fees, financial advisory fees, and other usual and customary expenses; (v) the charges of the Trustee for the disbursement of moneys from the Construction Fund (as defined in the Indenture); (vi) all other costs which the Issuers or either of them shall be required to pay, under the terms of any contract or contracts, in connection with the Project Development Work; (vii) interest on the Bonds to the extent that the cumulative amount thereof paid out of the proceeds of the Bonds does not exceed the total interest that will accrue on the Bonds from their date until and including the Completion Date; and (viii) the reimbursement to the Borrower of all amounts paid directly by the Borrower in respect of any of the aforesaid costs and expenses and of all amounts advanced by the Borrower to the Issuers or either of them for the payment of such costs and expenses;

                  (ds) "Project Development Work" means the planning, design, acquisition, construction, expansion and improvement of the Project Building and the acquisition of the Project Equipment and the installation thereof as part of the Project in or around the Project Building;

                  (dt) "Project Equipment" means (i) all items (whether or not fixtures) of furniture, furnishings, fixtures, machinery, equipment or other personal property the costs of which, in whole or in part, have been or are to be paid by the Borrower out of the proceeds of the Bonds and (ii) all items (whether or not fixtures) of furniture, furnishings, fixtures, machinery, equipment or other personal property that are acquired by the Borrower in substitution for or replacement of items of machinery, equipment or other personal property theretofore constituting part of the Project Equipment and that, under the provisions of the Bank Mortgage or the Security Agreement, are to constitute part of the Project Equipment;

                  (du) "Project Facility" or "Project Facilities" means the land, the improvements and the building situate thereon located on the Project Site acquired and constructed by the Borrower, including any additions, substitutions or replacements which have been constructed or acquired thereon with the proceeds of the Bonds;

                  (dv) "Project Site" means the (i) the parcel of land located in Anniston, County of Calhoun, State of Alabama as more specifically described on Schedule I hereto, and (ii) any other land that, at the time and under the terms of the Bank Mortgage or the Security Agreement, constitutes a part of the Project Site;

                  (dw) "Proper Charge" means (i) issuance costs for the Bonds, including, without limitation, certain attorneys' fees, printing costs, initial trustee's fees and similar expenses; or (ii) an expenditure for the Project incurred for the purposes of redeeming the Bonds which were issued for the purposes of acquiring and constructing the Project;

                  (dx) "Purchase Price," with respect to Bonds tendered or required to be tendered for purchase, shall be determined in accordance with the applicable provisions of the Indentures;

                  (dy) "Quick Ratio" means, as of the date of determination, the ratio of (a) the sum of cash, Investments and accounts receivable to (b) Current Liabilities;

                  (dz) "Rate Determination Date" means November 21, 1995 and thereafter, (i) with respect to the period during which Bonds are in the Variable Rate Mode, the Wednesday of each week (or if such day is not a Business Day, the Business Day preceding such Wednesday) on which date the interest rate shall be set at a weekly rate announced by the Remarketing Agent, and (ii) with respect to the period during which Bonds are in the Fixed Rate Mode, a date designated by the Remarketing Agent occurring not earlier than twenty (20) Business Days before, and not later than the Business Day immediately preceding, the respective Effective Rate Date;

                  (ea) "Rating Agency" means Moody's Investor Service, Standard & Poor's Corporation, or any other nationally recognized rating agency, and their respective successors;

                  (eb) "Redemption" shall have the meaning ascribed to such term in the applicable Indenture and shall include "Optional Redemptions" and "Mandatory Redemptions" as defined in such Indentures;

                  (ec) "Redemption Fund" means the Central Castings Corporation Project Redemption Fund established under Section 8.3 of the applicable Indenture;

                  (ed) "Registrar" means Chemical Bank, in its capacity as registrar, and its successors in such capacity;

                  (ee) "Release" means any release, spill, discharge, leak, disposal or emissions as defined under any Applicable Environmental Law.

                  (ef) "Remarketing Agent" means First Fidelity Bank, National Association, a national banking association having its principal offices in Philadelphia, Pennsylvania in its capacity as agent in connection with the remarketing of the Bonds, and its successors and assigns in such capacity;

                  (eg) "Remarketing Agreement" means individually, and Remarketing Agreements" means collectively, the agreements each dated as of November 1, 1995 between the Borrower, the Remarketing Agent and the respective Issuers;

                  (eh) "Replacement Letter of Credit" means a Letter of Credit issued by the Bank in connection with the issuance by the Council of the Supplemental Bonds following the occurrence of an Adjudication of Invalidity, which Letter of Credit shall be in form and substance satisfactory to the Bank;

                  (ei) "Section" means a specified section hereof, unless otherwise indicated;

                  (ej) "Securities Act" means the Federal Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder or pursuant thereto, as from time to time in effect;

                  (ek) "Security Agreement" means the General Security Agreement dated as of November 1, 1995 executed and delivered by the Borrower in favor of the Bank, substantially in the form of Exhibit D hereto;

                  (el) "Special Mandatory Tender" means a required tender of the Authority Bonds upon an Adjudication of Invalidity pursuant to Section 3.6(4) of the Authority Indenture;

                  (em) "Spraysafe" means Spraysafe Automatic Systems Limited, a corporation organized and existing under the laws of the United Kingdom and an affiliate of the Borrower;

                  (en) "State" means the State of Alabama;

                  (eo) "Stated Amount" with respect to each Letter of Credit means an amount equal to the sum of the principal of the respective series of Bonds plus forty five (45) days' interest at the maximum interest rate of fifteen percent (15%) per annum on the Outstanding Bonds of such series, being on the date hereof, (a) $8,150,000 with respect to the Authority Letter of Credit, and (b) $3,056,250 with respect to the Council Letter of Credit;

                  (ep) "Stated Expiration Date" means the date of expiration of the Letters of Credit, being November 15, 2000, unless (i) such Letter of Credit is terminated on an earlier date in accordance with its terms, or (ii) such expiration date is extended or renewed, as provided in Section 2.2 hereof, in which case the term "Stated Expiration Date" means such extended date;

                  (eq) "Subordinated Debt" means any indebtedness now existing or hereafter arising (a true and correct list of which, as of the date hereof, is set forth on Schedule II attached hereto) so long as the documents evidencing such indebtedness provide that (i) the rights of the holders of such indebtedness are expressly subordinate to the rights of the Bank, (ii) the holders of such indebtedness will not collect any moneys in excess of the scheduled amortization payments on such indebtedness without the written consent of the Bank, including, but not limited to, proceeds from the sale of any of the Collateral, except as provided herein, (iii) the holders of such indebtedness shall not challenge, contest or attempt to defeat the priority of the liens created by the Bank Mortgage, the Security Agreement and other Credit Documents securing the payment of amounts owing under this Agreement, the Financing Agreements, the Indentures, and the Bonds, in any dissolution, liquidation, bankruptcy, insolvency, receivership or other similar proceedings for the Borrower whether voluntary or involuntary, (iv) the holders of such indebtedness shall provide notice to the Bank of a payment default thereunder and such holder's intention to accelerate such indebtedness at least ten (10) days prior to the date of such acceleration, (v) the holders of such indebtedness shall provide notice to the Bank of nonpayment defaults and of such holder(s)' intention to accelerate such indebtedness at the same time such holder gives notice to the Borrower thereof, and (vi) the Bank shall be deemed a third party beneficiary of such provisions;

                  (er) "Subordination Agreement" means the Subordination Agreement by CS Company and CSC Finance Company in favor of the Bank dated as of November 1, 1995, substantially in the form of Exhibit I hereto, pursuant to which CS Company subordinates to its obligations to the Bank under its Guaranty its obligations to repay a loan to CSC Finance Company, one of its affiliates, in the principal amount outstanding as of the date hereof of $11,750,000;

                  (es) "Subsidiary" means, as to any Person, any corporation the shares of stock of which, having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other corporation are at the time owned, or the management of which is otherwise controlled by the Person directly or indirectly through one or more intermediaries or both;

                  (et) "Supplemental Bonds" means those Bonds issued for the account of the Borrower by the Council pursuant to the Council Indenture following an Adjudication of Invalidity;

                  (eu) "Tangible Net Worth" means, as to any Person, as of the date of determination, (a) the aggregate amount of all assets as may be properly classified as such, other than (i) all assets which are properly classified as intangible assets including, without limitation, franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles and (ii) the amount of all loans to shareholders, officers and employees in excess of $300,000 in the aggregate, less (b) the aggregate amount of all liabilities, all determined in accordance with GAAP, consistently applied;

                  (ev) "Tender Agent" means Chemical Bank, a New York banking corporation with its principal corporate trust office located in the City of New York, in its capacity as tender agent under the Indentures and the Tender Agent Agreement, and its successors in such capacity;

                  (ew) "Tender Agent Agreement" means the Tender Agent Agreement dated as of November 1, 1995, by and among Chemical Bank, as Trustee under the Authority Indenture, Chemical Bank, as Tender Agent and the Borrower, substantially in the form of Exhibit H hereto;

                  (ex) "Term Loan" means the facility established in Section 3 of this Agreement;

                  (ey) "Term Loan Note" means the promissory note duly completed and executed by the Borrower in favor of the Bank in the form attached as Exhibit J hereto, evidencing Borrower's indebtedness to the Bank under the Term Loan;

                  (ez) "Title Insurance Policy" means the title insurance policy issued pursuant to Commitment No. 28597-S by Lawyers Title Insurance Corporation on the Project Facilities;

                  (fa) "Treasury Regulations" means the Income Tax Regulations promulgated by the Department of Treasury pursuant to Sections 103 and 141-150 of the Code, as the same shall be amended or supplemented from time to time;

                  (fb) "Trustee" means Chemical Bank, a New York corporation with its principal corporate trust office located in the City of New York, in its capacity as Trustee, Paying Agent, Registrar and Tender Agent, and its successors and assigns in such capacities;

                  (fc) "UCC" means the Uniform Commercial Code as now or hereafter in effect under the laws of the State of Alabama or any other jurisdiction which controls the perfection of a security interest in favor of the Bank in any of the Collateral;

                  (fd) "Variable Interest Rate" means the variable rate of interest borne by the Bonds, as determined from time to time in accordance with the provisions of Section 3.3 of the applicable Indenture; and

                  (fe) "Variable Rate Mode" means, with respect to each Bond, the period between the Initial Period and the Conversion Date.

         Section 1.2.  Rules of Construction.

                  (a) Any capitalized term used herein which is not defined herein but is defined in one of the Indentures shall herein have the respective meaning given to it in the applicable Indenture;

                  (b) Terms used herein which are not otherwise defined herein (or in the Indentures) but which are defined in or used in Article 9 of the UCC, shall herein have the respective meanings given to them in such Article 9;

                  (c) All accounting terms used herein without definition shall be interpreted in accordance with GAAP, and except as otherwise expressly provided herein all computations herein required shall be made in accordance with GAAP, and all principles and practices applied to financial data submitted pursuant to this Agreement shall be applied in manner consistent with the application of such principles and practices in the preparation of the audited financial statements mentioned in Section 6.1 hereof;

                  (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, paragraph, clause and similar references are to this Agreement unless otherwise specified; the term "heretofore" means before the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement;

                  (e) Wherever required by the context of this Agreement, the singular shall include the plural, and vice versa, unless otherwise specified; and each use of or reference to the masculine, feminine or neuter gender shall include any or all of such genders, as appropriate; and

                  (f) All references to Sections and Subsections of certain agreements and instruments, including without limitation, the Indentures, the Financing Agreements and the Letters of Credit, shall be deemed to be references to counterpart provisions in any substitute or replacement document therefor.

                                    ARTICLE 2

                              THE LETTER OF CREDIT

         Section 2.1. Agreement of the Bank to Issue the Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to issue the Letters of Credit as follows:

                  (a) Original Issuance. On the Issue Date, the Bank shall issue:

                        (i) the Authority Letter of Credit in favor of the Trustee with respect to the Authority Bonds in the Maximum Stated Amount of Eight Million One Hundred Fifty Thousand Dollars ($8,150,000); and

                        (ii) the Council Letter of Credit in favor of the Trustee with respect to the Council Bonds in the Maximum Stated Amount of Three Million Fifty-Six Thousand Two Hundred Fifty Dollars ($3,056,250).

                  (b) Reduction and Reinstatement of Stated Amount. The Stated Amount under a Letter of Credit will be reduced from time to time to the extent of any drawing thereunder, subject to reinstatement as hereinafter described. With respect to an "A Drawing" (as described in Section 2.4(a)(i) hereof), the amount representing principal and the corresponding amount representing interest thereon shall be reinstated in an amount equal to any such drawing only to the extent that the Bank has been reimbursed for the amounts so drawn either from the proceeds of a remarketing of the Bonds or otherwise, a "B Drawing" (as described in Section 2.4(a)(ii) hereof), shall permanently reduce the Stated Amount of the applicable Letter of Credit and the corresponding interest component. With respect to a "C Drawing" (as described in Section 2.4(a)(iii) hereof), if within five (5) calendar days from the date of such drawing the Bank does not send a notice to the Trustee that the Bank has not been reimbursed therefor, the amount of such drawing representing interest shall be reinstated on the sixth (6th) calendar day following such drawing.

                  (c) Replacement Letter of Credit Following Special Mandatory Tender. Following the occurrence of an Adjudication of Invalidity and the concomitant Special Mandatory Tender of the Authority Bonds, and subject to the Borrower's compliance with the terms and conditions of Section 5.2 hereof, the Bank agrees to issue a replacement Letter of Credit for the account of the Borrower and in favor of the Council, in the Maximum Stated Amount of the Purchase Price paid in connection with the Special Mandatory Tender. The Stated Expiration Date of such replacement Letter of Credit shall be the Stated Expiration Date of the Authority Letter of Credit in effect immediately prior to the Adjudication of Invalidity. The significant terms of such Letter of Credit will be substantially similar to those of the Authority Letter of Credit.

         Section 2.2. Term of Letters of Credit. Each Letter of Credit shall, subject to earlier termination, in accordance with the terms hereof and of such Letter of Credit, expire on November 15, 2000; provided, that the expiry date of such Letter of Credit may be extended from time to time at the written request of the Borrower, in accordance with the procedure set forth below. The Bank shall provide to the Borrower, not less than 230 days prior to the then applicable Stated Expiration Date, an application form pursuant to which the Borrower may request an extension of expiry date. The Borrower shall complete and deliver such application to the Bank not less than 210 days prior to the then applicable Stated Expiration Date. The Bank may, at its sole discretion, and on terms and conditions acceptable to the Bank, extend the expiry date of such Letter of Credit for one or more terms not to exceed in the aggregate an additional five (5) years beyond the initial Stated Expiration Date. The Bank shall give prior written notice to the Borrower, the Trustee and the Rating Agency of any such extension. If the Bank elects not to extend the expiry date such Letter of Credit, the Bank shall notify the Borrower, the Trustee and the Rating Agency, in writing not less than 150 days prior to the then applicable Stated Expiration Date for such Letter of Credit, that it will not extend the then applicable Stated Expiration Date of such Letter of Credit.

         Section 2.3. Draws and Other Fees and Expenses Under the Letters of Credit.

                  (a) Payments. The Borrower hereby agrees to pay to the Bank:

                        (i) Drawings. Pursuant to and in accordance with the requirements set forth in Section 2.5 hereof, an amount necessary to pay on the date of such drawing the amount(s) to be drawn under the applicable Letter of Credit for each of the payments described in Section 2.4 hereof;

                        (ii) Drawing Fee. On each date that any amount is drawn under a Letter of Credit pursuant to any drawing referred to in clause (i) above, a drawing fee in the amount of $50 for each drawing payment date;

                        (iii) Transfer Fee. Upon each transfer of a Letter of Credit in accordance with its terms, a sum equal to $1,500;

                        (iv) Customary Charges. Within five (5) Business Days after demand therefor, made by the Bank and accompanied by a reasonably detailed statement of such amounts, any and all reasonable charges the Bank may make in connection with drawings under the Letters of Credit and any and all reasonable expenses which the Bank incurs relative to the Letters of Credit;

                        (v) Enforcement Expenses. Within five (5) Business Days after demand therefor, made by the Bank and accompanied by a reasonably detailed statement of such amounts, any and all expenses incurred by the Bank in collecting any Obligations or enforcing any rights under this Agreement and the other Credit Documents;

                        (vi) Interest. On demand and, if not demanded prior thereto, or with respect to obligations relating to Pledged Bonds, as of the last day of each month, in arrears, interest on any and all amounts drawn on the Letters of Credit and not reimbursed to the Bank through the amounts deposited pursuant to clause (i) of this paragraph or otherwise, from the date of drawing of such amounts under the Letters of Credit until payment in full by or on behalf of the Borrower at a fluctuating rate of interest per annum equal to two percent (2.0%) plus the Base Rate. During the Variable Rate Mode, interest shall be computed on the basis of a 365-day or 366-day year, as the case may be and the actual number of days elapsed; and during the Fixed Rate Mode, interest shall be computed based upon a year of 360 days, and the actual number of days elapsed;

                        (vii) Facility Fee. On the Issue Date, (and on the (applicable) issue date of any Replacement Letter of Credit) a one-time Facility Fee with respect to each Letter of Credit in an amount equal to one-quarter of one percent (1/4%) of the aggregate Stated Amount of such Letter of Credit as of such date (reduced, with respect to the Letters of Credit issued on the Issue Date, in the aggregate by the $12,500 previously paid by the Borrower to the Bank prior to the date hereof);

                        (viii) Issuance Fee. An annual non-refundable fee with respect to each Letter of Credit, computed for the period from and including the Issue Date to and including the last day a drawing is available under such Letter of Credit (the "Termination Date") on the basis of a year of 360 days consisting of twelve (12) thirty (30) day months, at a rate of one percent (1.0%) per annum on the amount from time to time available to be drawn under such Letter of Credit, payable quarterly in arrears (except with respect to the first quarter following the date hereof, which payment shall be made on the Issue Date), with the next such payment due on May 1, 1996;

                        (ix) Payments in Respect of Increased Costs. If any adoption of or if any change in any law, regulation, policy, or guideline or in the interpretation or application of any of the foregoing by any court, administrative or governmental authority charged with the interpretation and/or administration thereof shall either (i) impose, modify or make applicable any reserve, special deposit, capital or capital equivalency or ratio, assessment, insurance premium, or similar requirement in connection with the Letters of Credit, or documents, advances, or refinancing in connection therewith or (ii) impose on the Bank (or, if applicable, any of its affiliates or correspondents) any other condition regarding the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the Bank's (or, if applicable, such affiliate's or correspondent's) costs of issuing, maintaining, renewing or extending the Letters of Credit then, within five (5) days after demand therefor, made by the Bank and accompanied by a reasonably detailed statement of such amounts, the Borrower shall immediately pay to the Bank, from time to time as the Bank shall specify, additional amounts (calculated on the basis of such Borrower's pro rata share of the aggregate amount of obligations to the Bank of the Borrower and all similarly situated customers of the Bank), which shall be sufficient to compensate the Bank for such increased cost; provided, however that (x) Borrower shall not be responsible for penalties or fines payable by Bank for Bank's failure to comply with such laws, rules, policies or guidelines following the Bank's charge to the Borrower for the same in accordance with this paragraph, and (y) such increased costs charged to Borrower shall not exceed the actual increase in costs to, or loss in profit of, the Bank related to the transactions contemplated by this Agreement. The obligations of the Borrower set forth in the foregoing sentence shall apply to and include each such increased cost incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above for the period through and including the Termination Date. A certificate setting forth in reasonable detail (including detailed calculations of) such increased cost incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, as to the amount thereof; and

                        (x) Cash Collateral Payments. Upon the occurrence of an Event of Default, required pursuant to Section 8.2(b) hereof, an amount equal to the then Maximum Stated Amount of the Letters of Credit, such amount (together with all interest earned thereon and all investments and proceeds of investments thereof) to be held by the Bank as cash collateral in the Cash Collateral Account to secure reimbursement to the Bank of the Obligations hereunder and under the other Credit Documents.

                  (b) Applications of Certain Funds. The Borrower hereby authorizes the Bank to apply (i) (A) the amounts set forth in clause (i) of paragraph (a) above and (B) the proceeds of the Debt Service Fund from time to time, to reimburse the Bank for any such drawings honored by the Bank and made by the Trustee on the Letters of Credit and further acknowledges that the Borrower is paying such amounts to the Bank for the purpose of reimbursing the Bank for drawings honored on the Letters of Credit; and (ii) any and all amounts in the Cash Collateral Account on account of any Obligations of the Borrower or any Guarantor due and owing to the Bank. In addition, the Borrower hereby authorizes the Bank to debit any account of the Borrower maintained by the Bank or its Affiliates or the Participant Bank for any of the Obligations, including without limitation, attorneys' fees and disbursements, whether or not a Default or Event of Default has occurred.

                  (c) Default Rate. Any amount not paid when due or demanded, as the case may be under this Section 2.3 shall bear interest from the date such payment is due or demanded, as applicable at a per annum rate equal to two percent (2.0%) above the Base Rate.

         Section 2.4.  Permitted Drawings and Repayments.

                  (a) Generally. So long as each Letter of Credit is in effect, the following payments shall be paid from draws by the Trustee on the applicable Letter of Credit in accordance with the terms of the applicable Indenture:

                        (i) "A Drawing" - Payment of the Purchase Price of tendered Bonds upon Optional or Mandatory Tender (other than (A) a Special Mandatory Tender and (B) Bonds subject to exchange pursuant to the last paragraph of Section 3.6 of the Council Indenture);

                        (ii) "B Drawing" - Payment of principal of the Bonds upon their scheduled stated maturity, Optional or Mandatory Redemption or Special Mandatory Tender; and

                        (iii) "C Drawing" - Payment of interest on the Bonds on or prior to their maturity;

provided, however, that in no event shall payments be made under the Letters of Credit for drawings with respect to the principal of or interest on Obligor Bonds.

The outstanding balance of the Loans under the Financing Agreements shall be reduced by (a) the amount of any such payments made by the Trustee through a draw on the applicable Letter of Credit and (b) the amount of the Term Loan, upon the advance of such Term Loan by the Bank, it being understood that the balance of the Council Loan shall be increased upon the issuance of, and in the principal amount of, the Supplemental Bonds under the Council Indenture and, if applicable, the issuance by the Bank of the Replacement Letter of Credit such Replacement Letter of Credit shall be deemed to have been issued under and subject to the terms and conditions of this Reimbursement Agreement.

                  (b) Acceleration of Payment to Redeem Bonds. As permitted by the Indentures and this Agreement, whenever the Bonds or any of them are subject to Optional Redemption, the applicable Issuer(s) will, but only upon request of the Borrower, direct the Trustee in writing to call the same for Redemption as provided in such Indenture. Whenever the Bonds or any of them are subject to Mandatory Redemption pursuant to one or both of the Indentures, the Borrower will cooperate with the applicable Issuer(s) and the Trustee in effecting such Redemption. In the event of any Mandatory or Optional Redemption of the Bonds or any of them, the Borrower will pay or cause to be paid into the Debt Service Fund on or before the date of Redemption an amount equal to the applicable redemption price (including the redemption premium (if any) and interest accrued to the date of redemption) as a prepayment of that portion of the Loan corresponding to the Bonds to be redeemed, or will reimburse the Bank for any drawings under the respective Letter of Credit for such purposes (exclusive of the redemption premium) in accordance with this Agreement.

                  (c) Special Mandatory Tender Upon Adjudication of Invalidity. As required by Section 3.6 of the Authority Indenture, the Authority Bonds are subject to Special Mandatory Tender following receipt by the Trustee of a notice from the Authority or the Borrower evidencing an Adjudication of Invalidity. In the event of such Special Mandatory Tender of the Authority Bonds, the Borrower will pay or cause to be paid into the Debt Service Fund on or before the Special Mandatory Tender Date, as reimbursement to the Bank for any drawings under the Authority Letter of Credit to pay the Purchase Price of Authority Bonds subject to such Special Mandatory Tender, an amount equal to the applicable Purchase Price provided in such Authority Indenture; provided, however, that upon Borrower's compliance with the terms and conditions of Sections 3.6 and 5.2 hereof, the Bank shall convert Borrower's reimbursement obligations under such drawings to a Term Loan pursuant to and in accordance with Article 3 hereof, the proceeds of which shall be used to reimburse the Bank for such drawings under the Authority Letter of Credit in lieu of the payment into the Debt Service Fund described in the first clause of this sentence.

                  (d) Pledged Bonds. In the event of an Optional or Mandatory Tender resulting in a drawing on a Letter of Credit, following which any of the Bonds became Pledged Bonds, interest on such Pledged Bonds shall be payable to the Bank in accordance with Section 2.3(a)(vi) hereof, and otherwise in accordance with the applicable Indenture, and the principal amount thereof shall be payable upon demand by the Bank. Pledged Bonds shall be held by the Tender Agent as agent for the Bank (and shall be shown as such on the registration books maintained by the Tender Agent) unless and until the Bank gives the Tender Agent written confirmation that (i) the applicable Letter of Credit has been reinstated in full with respect to such drawing and (ii) the Pledged Bonds are no longer Bank Bonds. Pending such reinstatement of the Letter of Credit and release of such Pledged Bonds, the Bank shall be entitled to receive all payments of principal of and interest on such Pledged Bonds and such Bonds shall not be transferable or deliverable to any party (including the Issuer) except the Bank. The Remarketing Agent shall continue to use its best efforts to arrange for the sale of Pledged Bonds, subject to full reinstatement of the applicable Letter of Credit with respect to the drawings with which such Bonds were purchased, at a price equal to the principal amount thereof, plus accrued interest thereon at the rate set forth in Section 2.3(a)(vi) hereof. During such time as the Bank is the owner of any Pledged Bond, it shall have all of the rights granted to a Bondholder under the Indentures and Tender Agent Agreement, and such additional rights as may be available to the Bank hereunder.

         Section 2.5. Debt Service Fund. In addition to the payments to be deposited in the Cash Collateral Account referenced in Section 2.3(a)(x) hereof, the Borrower shall establish a demand deposit account at the Bank for purposes of funding the Debt Service Fund. The Borrower shall make the following payments into the Debt Service Fund: (a) on or before the last Business Day preceding each Interest Payment Date an amount sufficient to repay to the Bank amounts scheduled to be drawn on the Letters of Credit for the payment of interest on such Interest Payment Date; and (b) on or before the last Business Day of each fiscal quarter of the Borrower, an amount equal to twenty five percent (25%) of the next annual principal payment scheduled to be drawn on the Letters of Credit for the payment of principal on the next Principal Payment Date; and (c) on or before the Special Mandatory Tender Date the Purchase Price of the Authority Bonds to be tendered. In addition, the Borrower shall deposit or cause to be deposited into the Debt Service Fund all Eligible Remarketing Proceeds and the proceeds of the Bond Fund Letter of Credit Account (other than moneys actually drawn under the Letter of Credit) as and when received by the Trustee or Remarketing Agent, as applicable, and any and all other payments required pursuant to Section 2.3(a)(i) and 2.4 hereof except as otherwise permitted pursuant to Section 2.4(d) (with respect to the Pledged Bonds).

         Section 2.6. Security for Obligations. As security for the payment of the Obligations, the Borrower (a) will grant to the Bank (i) the Bank Mortgage,
(ii) a security interest in the Machinery and Equipment and other Personal Property Collateral, pursuant to the Security Agreement, (b) will cause the Guarantors to (i) provide to the Bank the Guaranty Agreements and (ii) deliver to the Bank the Guarantor Security Agreement, and (c) hereby grants to the Bank a security interest in and right of set off with respect to funds held in and proceeds of the Cash Collateral Account and the Debt Service Fund.

         Section 2.7. Place and Method of Payment; Computation of Interest. All payments by or on behalf of the Borrower to the Bank hereunder shall be made not later than 2:00 p.m. Philadelphia time on the date such payment becomes due or, if demand must be made by the Bank in accordance with Section 2.3 hereof, upon demand (after giving effect to any grace period provided with respect to such payment, without duplication), in lawful currency of the United States and in immediately available funds at the Bank's office at 123 South Broad Street, Philadelphia, Pennsylvania 19109 or at such other place as may be designated by the Bank by written notice to the Borrower. Any payment due or demanded on a day which is not a Business Day shall be paid on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest. The Borrower hereby authorizes the Bank, and the Bank shall, debit the Debt Service Fund or other Account for the amount of each payment under this Agreement not later than 2:00 p.m. Philadelphia time on the date such payment becomes due under this Agreement. The Bank shall send notice to the Borrower at least two days prior to debiting the Debt Service Fund or such other Account for any payment due under this Agreement stating the amount (to the extent that the Bank is then able to calculate such amount) to be debited. If there are insufficient funds in the Debt Service Fund or other Account at the time such Debt Service Fund or other Account is debited, and the debiting creates an overdraft, the Bank may charge the Borrower an administrative fee established from time to time by the Bank. The foregoing rights of the Bank to debit the Debt Service Fund or other Account shall be in addition to, and not in limitation of, any rights of set-off that the Bank may have under the Credit Documents and any other rights and remedies of the Bank under the Credit Documents or law and do not in any manner limit the provisions of Section 8.1 hereof.

         Section 2.8. Evidence of Debt. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from each drawing under each Letter of Credit, the amounts of principal and interest payable and paid from time to time hereunder or other reimbursable costs and expenses hereunder.

         Section 2.9. Applicable Standards. This Agreement, the Letters of Credit and all transactions hereunder and thereunder are subject to the Uniform Customs and Practice for Documentary Credits 1993 revision, ICC Publication No. 500 (the "UCP"); provided, however, if there is a contradiction between the terms contained herein or in any written document executed by the Borrower in connection with any Letter of Credit and the UCP, the terms contained herein and/or in such written document will be controlling.


                                    ARTICLE 3

                                    TERM LOAN

         Section 3.1. The Term Loan. Upon the occurrence of an Adjudication of Invalidity, and subject to the terms and conditions of Section 5.2 hereof and the other provisions of this Article 3, the Bank will convert to a Term Loan the reimbursement obligations of the Borrower to the Bank in connection with a draw on the Authority Letter of Credit to pay the Purchase Price of the Authority Bonds upon Special Mandatory Tender; provided, however, that the maximum principal amount of such Term Loan shall not exceed Eight Million One Hundred Fifty Thousand Dollars ($8,150,000).

         Section 3.2. Promissory Note. Borrower's indebtedness to the Bank under the Term Loan will be evidenced by the Term Loan Note duly completed and executed by Borrower in favor of and delivered to the Bank in the form of Exhibit J hereto. The original principal amount of the Term Loan Note shall be the amount identified as the Purchase Price of the Authority Bonds subject to the Special Mandatory Tender pursuant to Section 3.6(4) of the Authority Indenture, provided that notwithstanding the face amount of the Term Loan Note, Borrower's liability shall be limited at all times to its actual aggregate outstanding indebtedness thereunder.

         Section 3.3. Use of Proceeds. The Term Loan shall constitute a conversion of the reimbursement obligations of the Borrower to the Bank for amounts drawn under the Authority Letter of Credit in connection with a Special Mandatory Tender.

         Section 3.4. Principal Repayments. The principal amount of the Term Loan shall be due and payable sixty (60) days after the date the Term Loan is advanced to the Borrower (the "Term Loan Date"); provided, however, that thereafter, the Bank may, in its sole discretion (a) extend the maturity date of such Loan for such period and under such terms and conditions as it deems applicable; or (b) convert such Term Loan into a loan payable on demand.

         Section 3.5. Interest. The Term Loan shall bear interest on the unpaid principal balance thereof before, at and after maturity at a rate equal to two percent (2%) per annum above the Bank's Base Rate, such rate to change when and as the Base Rate changes. Interest shall be payable monthly commencing on the first day of the first month following the Term Loan Date and continuing on the first day of each month thereafter until the Term Loan is paid in full. Interest shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

         Section 3.6. Conversion to Term Loan. Borrower shall give the Bank at least fourteen (14) days' prior written notice of the requested conversion to Term Loan, specifying the date, amount and purpose thereof. In addition, Borrower shall submit to the Bank in writing at least five (5) Business Days' prior to the date on which the Term Loan is requested to be made, a Borrowing Certificate certified by the chief executive and chief financial officers of Borrower which shall contain the following information and representations, which must be true and correct as of the date of the requested Term Loan, as set forth below:

                        (i) the aggregate amount of the requested conversion to a Term Loan, which shall not exceed the then available Stated Amount of the Authority Letter of Credit;

                        (ii) statements that the representations and warranties set forth in Article 4 hereof are true and correct as of the date thereof and no Default or Event of Default hereunder has occurred and is then continuing and that there has been no material adverse change in Borrower's financial condition or business;

                        (iii) confirmation of Borrower's satisfaction of each of the conditions contained in Section 5.3 hereof; and

                        (iv) confirmation of Borrower's compliance with each of the covenants contained in Article 7 hereof following such Loan;

                  Each request for a conversion to a Term Loan pursuant to this
Section 3.6 shall be irrevocable and binding on the Borrower.

         Section 3.7. Payments. Each payment under this Agreement and under the Term Loan Note shall be due not later than 2:00 p.m. Philadelphia time on the date when due and shall be made in lawful money of the United States in immediately available funds at the Bank's office at 123 South Broad Street, Philadelphia, Pennsylvania 19109 or at such other place as may be designated by the Bank by written notice to the Borrower. The Borrower hereby authorizes the Bank, and the Bank shall, debit the Debt Service Fund and any other Account for the amount of each payment under this Agreement and under the Term Loan Note not later than 2:00 p.m. Philadelphia time on the date such payment becomes due under this Agreement or the Note. The Bank shall send notice to the Borrower at least two days prior to debiting the Account for any payment due under this Agreement or the Term Loan Note stating the amount (to the extent that the Bank is then able to calculate such amount) to be debited. If there are insufficient funds in the Debt Service Fund and any other Accounts at the time such Accounts are debited, and the debiting creates an overdraft, the Bank may charge the Borrower an administrative fee established from time to time by the Bank. The foregoing rights of the Bank to debit the Account shall be in addition to, and not in limitation of, any rights of set-off that the Bank may have under the Credit Documents and any other rights and remedies of the Bank under the Credit Documents or law. Whenever any payment to be made under this Agreement or under the Term Loan Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         Section 3.8. Prepayment. The Borrower shall have the right to prepay its indebtedness under the Term Loan at any time in whole or in part, without premium or penalty; provided that any partial prepayments shall be applied first to accrued interest and then to principal, in the inverse order of the maturities of the installments thereof.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Borrower and Guarantor Representations. Each of the Borrower and each Guarantor as to itself, as applicable, represents and warrants to the Bank that:

                  (a) Organization, Powers, Etc. It (i) is a corporation duly organized, and in good standing under the laws of the state of its organization and is qualified to do business in all other jurisdictions in which the conduct of its activities or the ownership or lease of its properties or assets requires such qualification, and in which failure to be so qualified is reasonably likely, either singly or in the aggregate, to have a Material Adverse Effect;
(ii) has the full corporate power and authority to own its properties and assets and to carry on its business as now being conducted; and (iii) has the power and authority to perform all the undertakings of this Agreement and the other Credit Documents, and to execute and deliver this Agreement and the other Credit Documents.

                  (b) Execution of Credit Documents. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Credit Documents to which it is a party and other instruments required or contemplated to be delivered by such entity pursuant to this Agreement:

                        (i) have been duly authorized by all requisite corporate action;

                        (ii) do not and will not conflict with or violate any provision of law, rule or governmental regulation, any order, decree, writ, injunction, determination, award or judgment of any court, arbitrator or other agency of government the sanctions and penalties resulting from which are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect;

                        (iii) do not and will not conflict with or violate any provision of its respective certificate of incorporation and by-laws;

                        (iv) do not and will not conflict with any of the terms of, or result in a breach of, or constitute a default under, any indenture, contract, lease, loan or credit agreement, or other agreement or instrument to which the Borrower or such Guarantor is a party or by which any of its assets are bound which conflicts, breaches or defaults are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

                        (v) do not and will not result in the creation or imposition of any security interest in or lien or encumbrance upon any of its assets other than as contemplated by the Credit Documents.

                  (c) Title to Collateral. Except as described in Schedule III hereto, each of the Borrower and Central Sprink has good and marketable title to the Collateral in which it purports to have an interest, and each of the Borrower and each Guarantor has good and marketable title to all of its respective properties and assets, free and clear of any lien or encumbrance except for the Permitted Encumbrances, if any. Assuming adequate consideration therefor has been given by the Bank, upon recording in the appropriate office, the Bank Mortgage will constitute a valid and perfected first mortgage lien on the Project Facilities and an assignment of the leases thereon and upon recording in the appropriate offices, the Financing Statements will perfect valid first priority security interests in the Collateral, other than the Project Facilities to the extent such security interest may be perfected by the filing of financing statements.

                  (d) Litigation. Except as described in Schedule III hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or arbitrator now pending or, to the knowledge of the officers of Borrower or any Guarantor, threatened against or affecting it or any of its properties or powers in which the relief sought is in excess of $5,000,000 and which, if adversely determined, would be reasonably likely, either individually or in the aggregate, to (i) affect the transactions contemplated hereby, (ii) affect the validity or enforceability of the Credit Documents, (iii) affect the ability of the Borrower or any Guarantor to perform its obligations under the Credit Documents, (iv) impair the value of the Collateral, (v) materially impair the Borrower's or any Guarantor's right to carry on its business substantially as is now being conducted, (vi) adversely affect the validity or the enforceability of the Bonds, the Indentures, this Agreement, the Financing Agreements and the other Credit Documents, or (vii) have a Material Adverse Effect.

                  (e) Payment of Taxes. It has filed or has caused to be filed all federal, state and local tax returns and reports (including, without limitation, information returns) which are required by applicable law to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment made against the Borrower or such Guarantor or against any of its respective properties or assets and all other taxes, fees or other charges imposed on it by any governmental authority (other than those presently payable without penalty or interest and those which, together with the sanctions, penalties and interest resulting from a failure to timely make such payment, would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect); and no tax liens have been filed, and to the knowledge of the Borrower and the Guarantors, no claims have been asserted against the Borrower or any Guarantors or any of its respective properties or assets, with respect to any taxes, fees or charges by any governmental authority.

                  (f) No Defaults. Neither the Borrower nor any Guarantor is as of the date hereof in default or noncompliance in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party (including without limitation, the Credit Documents) or by which it is bound or with respect to any law, statute, judgment, writ, injunction, decree, rule or regulation of any court or governmental authority which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  (g) Consents. No consent of any other Person and no consent, license, approval or authorization of, or registration, filing or declaration with, any court or governmental authority, other than those previously obtained by Borrower or such Guarantor, as applicable, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any of the Credit Documents to which it is a party. All applicable consents, licenses, permits and approvals for the acquisition, construction, use and occupancy of the Project Facilities required to be obtained as of the date hereof under applicable law have been obtained from all governmental agencies having jurisdiction with respect thereto including, to the extent applicable, but not limited to: all environmental approvals (including, without limitation, written evidence of the State Department of Environmental Protection certifying as to the proper authorized closure and/or removal of underground storage tanks); approvals for sewer, water, gas, electric and other utilities; a final certificate of occupancy; all zoning, site plan and/or subdivision approvals. Each of the foregoing is in full force and effect, and has not been invalidated, rescinded, suspended or limited by any governmental agency or court of competent jurisdiction. All of such approvals and permits shall be legally valid and shall remain in full force and effect (or shall no longer be required under applicable law) throughout the term of the Letters of Credit.

                  (h) Obligations of the Borrower and Guarantor. Each of the Credit Documents to which the Borrower and any Guarantor are party have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower and any such Guarantor, as applicable, enforceable against it in accordance with their respective terms.

                  (i) Indebtedness. None of the Borrower and the Guarantors is liable to any Person for indebtedness for money borrowed other than as disclosed in the consolidated balance sheet of the Consolidated Companies as of July 31, 1995, the notes thereto or as otherwise disclosed to the Bank in writing prior to the date hereof.

                  (j) No Untrue Statements. No representation contained herein or in any Credit Document, and no information, certification, instrument, agreement, exhibit, report furnished by or on behalf of the Borrower or any Guarantor to the Bank, the Issuers or the Trustee, the Application, or any other document, certificate or statement furnished to the Bank, the Issuers or the Trustee, by or on behalf of the Borrower or any Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. The Borrower specifically represents that it is not involved in any litigation required to be disclosed in the Applications nor to the best of its knowledge, is it the subject of any investigation or administrative proceeding except as disclosed in the Applications or on Schedule III hereto.

                  (k) Financial Statements. The consolidated balance sheets of the Consolidated Companies as of October 31, 1994, and July 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended October 31, 1994, were prepared in accordance with GAAP, consistently applied, and fairly and accurately present the financial condition of the Consolidated Companies as of October 31, 1994, and the results of their operations for each of the fiscal years in the three-year period ended October 31, 1994. Since July 31, 1995, there has been no material adverse change in the financial condition or operations of the Consolidated Companies, taken as a whole, except as otherwise disclosed to the Bank in writing prior to the date hereof.

                  (l) No Subsidiaries. Except as set forth on Schedule III attached hereto, the Borrower (i) has no Subsidiaries and no investment in any other Person; (ii) has no investment in any partnership, limited partnership or joint venture; and (iii) is not a member or participant in any partnership, limited partnership or joint venture.

                  (m) Compliance with Laws. Each of the Borrower and the Guarantor, to the best of its knowledge, has complied in all respects with all laws, regulations, permits, licenses and other requirements of federal, state and local laws pertaining to the business it conducts, except to the extent that the failure to so comply would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

                  (n) Acquisition/Operation of the Project Facility. The operation of the Project Facility in the manner presently contemplated and as described in the Applications will not conflict with any current zoning, water, air pollution or other ordinances, orders, laws or regulations applicable thereto in any material respect. The Borrower has caused the Project Facility to be acquired in accordance, in all material respects, with all federal, state and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality. The Borrower will complete the Project pursuant to the terms of this Agreement and the Indentures in all material respects.

                  (o) Environmental Representations.

                        (i) Except as disclosed in writing to the Bank prior to the date hereof, the Borrower has obtained, to the best of its knowledge, all permits, licenses and other authorizations which are required with respect to the Project Site, the Project Facilities and activities conducted thereon under all applicable Environmental Laws. To the best of the Borrower's knowledge, the Project Facilities and activities conducted thereon are in compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder except as disclosed in writing to the Bank prior to the date hereof or except to the extent that the failure to be in compliance, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. To the best of the Borrower's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent, continued compliance on the part of the Borrower, or which may give rise to any liability on the part of the Borrower, or otherwise form the basis of any claim, action, suit, proceeding or investigation against the Borrower, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, except as disclosed in writing to the Bank prior to the date hereof or except to the extent that such liability or claim, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

                        (ii) There have been no claims, litigation, administrative proceedings, whether actual or threatened, or judgments or orders, relating to any Hazardous Substances or other forms of pollution relating in any way to the Project Site or the Project Facilities except as disclosed in writing to the Bank prior to the date hereof or except to the extent that any such claim, litigation or proceeding, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

                        (iii) To the best of the Borrower's knowledge, neither the Borrower nor the Project Site, the Project Facilities nor any occupant thereof, are in violation of or subject to any applicable Environmental Law or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any applicable Environmental Law, other than (A) as disclosed in writing to the Bank prior to the date hereof and (B) such matters which, if determined adversely, would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect. The Borrower shall not cause or permit the Project Site or the Project Facilities to be in violation of, or do anything which would subject the Project Site or the Project Facilities to any remedial obligations under any applicable Environmental Law, except to the extent that such violation would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower shall (A) promptly notify the Bank, in writing, of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any applicable Environmental Law and (B) provide Bank with copies of any and all material written communications with any governmental authority in connection with any applicable Environmental Law, promptly upon the Borrower's giving or receiving of same;

                        (iv) To the best of the Borrower's knowledge, no friable asbestos, or any asbestos containing substance deemed hazardous by Federal or State regulations, has been installed in the Project Facilities other than as disclosed in writing to the Bank prior to the date hereof. The Borrower covenants that it will not install in the Project Facilities friable asbestos or any asbestos containing substance deemed hazardous by Federal or State regulations. In the event any such materials are found to be present at the Project Facilities in amounts or conditions requiring removal or remediation pursuant to any applicable Environmental Law, the Borrower agrees to remove or remediate the same as required by any applicable Environmental Law promptly upon discovery at its sole cost and expense; and

                  The Borrower further represents, warrants, covenants and agrees as follows:

                        (v) None of the real property owned and/or occupied by Borrower and located in the State, including without limitation, the Project Site or the Project Facilities, to the best of the Borrower's knowledge, has ever been used by previous owners and/or operators (other than as disclosed in writing to the Bank prior to the date hereof) nor will be used during Borrower's ownership in the future to refine, produce, store, handle, transfer, process, generate, manufacture, transport, heat, treat, recycle, or dispose of Hazardous Substances in violation of any applicable Environmental Law;

                        (vi) The Borrower has not received any notice of violation, notice of potential liability for response costs at an offside location, request for information, summons, citation, directive or other communication, written or oral, from the Alabama Department of Environmental Management, the United States Environmental Protection Agency, or any other governmental entity concerning any intentional or unintentional action or omission on the Borrower's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances other than as disclosed in writing to the Bank prior to the date hereof;

                        (vii) To the best of the Borrower's knowledge, no lien has been attached to the Project Site or the Project Facilities, as a result of any federal, state or local agency, including without limitation, of the United States Environmental Protection Agency, expending moneys from the Hazardous Substance Superfund or similar funds for damages and/or response action costs. In the event that any such lien is or has been filed, and is not validly disputed by the Borrower, then the Borrower shall, within thirty (30) days from the date that the Borrower is given such notice of such lien (or within such shorter period of time in the event that the State or the United States has commenced steps to have the Project Site or the Project Facilities sold), either: (A) pay the claim and remove the lien from the Project Site or Project Facilities; or (B) furnish (1) a bond satisfactory to the Issuers and the Bank in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security satisfactory to the Issuers and the Bank in an amount sufficient to discharge the claim out of which the lien arises; and

                        (viii) In the event that the Borrower shall cause or permit to exist a Release of Hazardous Substances at the Project Site or the Project Facilities in violation of any applicable Environmental Law and without having obtained a permit required by the appropriate governmental authority, the Borrower shall promptly remove and remediate such Release, when required by and in accordance with the provisions of any applicable Environmental Law.

                  (p) Solvency. After giving effect to the transactions contemplated by this Agreement, (a) the present fair salable value of the assets of each of the Borrower and each Guarantors is in excess of the amount that will be required by it to pay its respective probable liability on its existing debts as such debts become absolute and matured, (b) the property remaining in the hands of each of the Borrower and each Guarantor is not an unreasonably small amount of capital, and (c) each of the Borrower and each Guarantor is able to pay, and does not intend to take or fail to take any action such that it will be unable to pay, its debts as they mature. The Guarantors and the Borrower have determined that the Guarantor will derive benefits from the issuance of the Letters of Credit and the other transactions contemplated hereby and such benefits are sufficient consideration for the execution and delivery of the Guaranties by the Guarantors.

         Section 4.2. Representations and Warranties as to the Acquisition of Project Facilities.

                  (a) Acquisition of Project Facilities. The Borrower agrees that it will use the proceeds of Bonds to finance the acquisition of and improvements to the Project Facilities as soon as practicable after the proceeds of the Bonds become available.

                  (b) Notices and Permits. The Borrower has given or caused to be given all notices and has complied or caused compliance with all laws, ordinances, municipal rules and regulations and requirements of public authorities applying to or affecting the acquisition and the conduct of the Project Development Work as to which compliance is required as of the date hereof, and the Borrower will defend and save the Bank, each Issuer, the Trustee, and their respective members, officers, directors, agents and employees harmless from all fines due to failure to comply therewith. The Borrower has procured or has caused to be procured all permits and licenses necessary for the Project Development Work as to which compliance is required as of the date hereof.

                  (c) Additions and Changes to Project Facilities. The Borrower may, at its option and at its own cost and expense, at any time and from time to time, make such improvements, additions, renovations and changes to the Project Facilities as it may deem to be desirable for its uses and purposes, provided that (i) such improvements, additions and changes shall constitute part of the Project Facilities and be subject to the liens and security interests created by or in connection with the Credit Documents, and (ii) that the Borrower shall not permit any alienation, removal, demolition, substitution, improvement, alteration or deterioration of the Project Facilities or any other act which might materially impair or reduce the usefulness or value thereof, or the security provided under or in connection with the Credit Documents, without the prior written consent of the applicable Issuer(s) and the Bank. The Borrower shall request in writing that the Bank execute termination statements for any filings made to perfect the security interests created pursuant to or in connection with the Credit Documents for any fixture or item of equipment permanently removed from the Project Facilities by the Borrower, provided that any item of property so removed by the Borrower shall be replaced by other property of similar value or function.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         Section 5.1. Conditions to Issuance of the Letters of Credit. The obligation of the Bank to issue the Letters of Credit on the Issue Date is subject to the satisfaction of the following conditions precedent:

                  (a) Credit Documents. On or before the Issue Date, the Bank shall have received the following, each in form and substance satisfactory to the Bank:

                        (i) this Letter of Credit and Reimbursement Agreement, duly executed by the Borrower;

                        (ii) true and correct copies of the Indentures, the Loan Agreements, the Private Placement Memorandum, the Placement Agreements (as defined in the Indentures) and the Remarketing Agreements duly executed by each party thereto;

                        (iii) the Bank Mortgage duly executed by the Borrower constituting a valid and perfected first priority lien on the Project Facilities including, without limitation, all real estate fixtures located and attached to the Project Site, as security for the Obligations;

                        (iv) the Security Agreement duly executed by the Borrower constituting a valid and perfected first priority lien on and security interest in all Machinery and Equipment and Personal Property Collateral;

                        (v) Financing Statements duly executed by the Borrower and Central Sprink, as "debtors", as may be deemed reasonably necessary by the Bank or its counsel so as to perfect a valid first priority lien in favor of the Bank with regard to the Collateral;

                        (vi) a Guaranty Agreement duly executed by each Guarantor in favor of the Bank providing for the unconditional irrevocable, joint and several, guaranty of the obligations of the Borrower under the Credit Documents;

                        (vii) a Guarantor Security Agreement duly executed by Central Sprink in favor of the Bank granting to the Bank a valid and perfect first priority lien as and security interest in all of the assets of Central Sprink securing Central Sprink's obligations under its Guaranty;

                        (viii) the Participation Agreement duly executed by the Participant Bank providing for the purchase by the Participant Bank of a fifty percent (50%) risk interest on each Letter of Credit;

                        (ix) the Subordination Agreement duly executed by CS Company and CSC Finance Company in favor of the Bank;

                        (x) secretary's certificates of the Borrower and each Guarantor, to which are attached certified true copies of (i) the articles of incorporation of the Borrower and such Guarantor, respectively, and all amendments thereto, certified by the Secretary of State of the state of such entity's incorporation, (ii) the By-Laws of the Borrower and each Guarantor and all amendments thereto, (iii) appropriate resolutions and shareholder consents of the Borrower and each Guarantor authorizing the transactions contemplated by this Agreement and the other Credit Documents, and (iv) incumbency certificates as to officers, and any amendments thereto;

                        (xi) a good standing certificate issued by the appropriate official of the state in which each of the Borrower and each Guarantor is incorporated, which identifies all the dates on which the Borrower's and such Guarantor's respective articles of incorporation and amendments thereto were filed; and a good standing certificate issued by the appropriate official of the states in which the Borrower is qualified as a foreign corporation, as applicable;

                        (xii) a certificate in form and substance satisfactory to the Issuers and the Bank, to the effect that the Project Facilities are not within a special flood hazard area, as described in the Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968. Should the Project Facilities be located in a special flood hazard area as designated by the Secretary of Housing and Urban Development, the Borrower shall furnish the Bank with a flood insurance policy in an amount equal to the lesser of (i) the aggregate Maximum Stated Amount of the Letters of Credit or (ii) the maximum amount obtainable under the National Flood Insurance Act, naming the Bank as insureds, together with a receipted bill for the premium. Thereafter, the Borrower shall furnish the Bank with a renewal flood insurance policy on the anniversary date of such policy;

                        (xiii) true and correct copies of certificates, in form and substance acceptable to the Issuers and the Bank, evidencing the insurances on the Project Facilities required to be maintained pursuant to this Agreement, the Indentures, the Financing Agreements, and naming the Bank as lender/loss payee, mortgagee, and an additional insured;

                        (xiv) evidence that the security interest to be granted to the Bank in the personal property of the Borrower and Central Sprink constitutes a first-priority lien and security interest, including, without limitation, any appropriate state and county UCC searches, judgment searches and tax liens searches against the Borrower and Central Sprink;

                        (xv) a current boundary and location survey of the Project Site acceptable to the Bank, its counsel and the title insurer, prepared by a licensed Alabama surveyor acceptable to the Bank, its counsel and the title insurer, which survey shall be prepared in accordance with the requirements set forth by the Bank and shall be certified to the Bank and the title insurer;

                        (xvi) a completed Phase I Environmental Audit for the Project Facilities;

                        (xvii) an MAI as-built appraisal of the Project Facilities and an appraisal acceptable to the Bank of the Machinery and Equipment, which appraisals evidence a value of not less than one hundred percent (100%) of the aggregate principal amount of the Bonds;

                        (xviii) an ALTA (as hereinafter defined) standard title policy on the form currently in use in the State at the time of the issuance of the Letters of Credit in the amount of the Letters of Credit, reinsuring with direct access agreements and/or co-insured in amounts and with title insurance companies reasonably acceptable to the Bank, insuring that the Bank Mortgage is a valid first lien mortgage on the Project Facilities, subject only to those exceptions, whether of record or otherwise that have been previously approved by the Bank;

                        (xix) an environmental indemnity agreement pursuant to which the Borrower agrees to indemnify the Bank for any and all environmental liability which the Bank may incur by virtue of its issuing the Letters of Credit;

                        (xx) a Continuing Disclosure certification evidencing the Borrower's and each Guarantor's intent to comply with the provisions of Rule 15c2-12 of the Securities and Exchange Commission as long as this Agreement is in effect and the Bonds remain Outstanding;

                        (xxi) certificates of appropriate officers the Borrower and each Guarantor certifying that (i) all representations and warranties contained herein and in the other Credit Documents are true and correct as of the Issue Date; and (ii) as of the Issue Date no Default or Event of Default has occurred hereunder or under any other Credit Document;

                        (xxii) any and all other documents reasonably required by the Bank.

                  (b) Payment of Fees. On the Issue Date, the following shall have been duly paid:

                        (i) all fees required to be paid to the Bank and the Placement Agent under any of the Credit Documents including without limitation;

                                    (A) the first quarter issuance fee required
pursuant to Section 2.3(a)(viii) hereof, being $28,015.63;

                                    (B) the balance of the Facility Fee required
pursuant to Section 2.3(a)(vii) hereof, being $12,500.

                        (ii) the fees and disbursements of Counsel for the Bank as agreed in Section 6.16 hereof.

                  (c) Opinions of Counsel.

                        (i) Opinion of Counsel for Borrower. On the Issue Date, the Issuer, the Trustee, the Bank and the Placement Agent shall have received the opinion of Counsel for the Borrower addressed to them and satisfactory in form and substance to Bond Counsel, Counsel for the Trustee, Counsel for the Bank and Counsel for the Placement Agent;

                        (ii) Opinion of Bond Counsel. On the Issue Date, the Issuers, the Bank, the Placement Agent and the Trustee shall have received the opinion of Bond Counsel to the effect that, inter alia:

                              (A) the Bonds have been duly authorized and issued
under the provisions of the Indentures, the Resolutions, the Act and any and all other applicable laws;

                              (B) each of the Indentures and the Financing
Agreements have been duly executed and delivered by the applicable Issuer and each such document and the Bonds constitute the valid and binding obligations of such Issuer, enforceable in accordance with their respective terms;

                              (C) the offering of the Bonds is not required to
be registered under the Securities Act of 1933, as amended, or under the rules and regulations promulgated thereunder;

                        (iii) Opinion of Counsel for the Trustee. On the Issue Date, the Issuers, the Bank and the Placement Agent shall have received an opinion of Counsel for the Trustee, addressed to them and satisfactory in form and substance to Bond Counsel (and the Borrower shall have received a reliance letter with respect thereto) stating that the Trustee is lawfully empowered, authorized and duly qualified to serve as Trustee and to perform the provisions of and to accept the trusts contemplated by the Indentures, and the Trustee has duly authorized the acceptance of the trusts contemplated by the Indenture; and

                        (iv) Opinion of Counsel for the Bank. On the Issue Date, the Issuers, the Trustee and the Placement Agent shall have received an opinion of Counsel for the Bank, addressed to them and satisfactory in form and substance to Bond Counsel, Counsel for the Trustee and Counsel for the Placement Agent (and the Borrower shall have received a reliance letter with respect thereto) stating that the Reimbursement Agreement and Letters of Credit have been duly authorized and delivered by the Bank and constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except insofar as enforceability may be limited by applicable insolvency, reorganization, liquidation, readjustment of debt or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; and

                        (v) Opinion of Counsel for the Authority. On the Issue Date, the Issuers, the Bank and the Placement Agent shall have received an opinion of Counsel for the for the Authority, addressed to them and satisfactory in form and substance to Bond Counsel (and the Borrower shall have received a reliance letter with respect thereto) addressing such matters with respect to the Authority as are reasonably requested by such Bond Counsel; and

                        (vi) Opinion of Counsel for the Council. On the Issue Date, the Issuers, the Trustee and the Placement Agent shall have received an opinion of Counsel for Council, addressed to them and satisfactory in form and substance to Bond Counsel, Counsel for the Trustee and Counsel for the Placement Agent (and the Borrower shall have received a reliance letter with respect thereto) addressing such matters with respect to the Authority as are reasonably requested by such Bond Counsel; and

                  (d) Issuance of Bonds and Related Items. The issuance by the Authority of Authority Bonds in an aggregate principal amount of $8,000,000, and the issuance by the Council of Council Bonds in an aggregate principal amount of $3,000,000.

         Section 5.2. Conditions to Term Loan. The obligation of the Bank to convert the Borrower's reimbursement obligations arising in connection with a Special Mandatory Tender to the Term Loan is subject to delivery by the Borrower to the Bank of the following, each in form and substance satisfactory to the
Bank:

                  (a) the Term Loan Note, duly completed and executed by the Borrower;

                  (b) the Borrowing Certificate dated the date of the requested Term Loan duly completed and containing the information required pursuant to
Section 3.6 hereof;

                  (c) a copy of written evidence satisfactory to the Bank of the occurrence of an Adjudication of Invalidity;

                  (d) an opinion of Bond Counsel satisfactory to the Bank (and such other parties as is required under the Authority Indenture) to the effect that such Bond Counsel agrees that the Adjudication of Invalidity is binding on the Borrower, the Authority or the Authority Bonds;

                  (e) the original Authority Letter of Credit, for cancellation;

                  (f) payment of any and all fees then payable pursuant to the terms of this Reimbursement Agreement;

                  (g) such other approvals, opinions or documents as the Bank may reasonably request, each in form and substance satisfactory to the Bank.

         Section 5.3. Conditions to Issuance of Replacement Letter of Credit. The obligation of the Bank to issue a Replacement Letter of Credit in accordance with Section 2.1(c) hereof shall be subject to satisfaction of the following conditions:

                  (a) Delivery by the Borrower to the Bank of the following, each in form and substance satisfactory to the Bank:

                        (i) true and correct copies of the indentures with respect to the Supplemental Bonds, the loan agreements, the bond purchase agreement, the bond offering documents, the placement agreements, the remarketing agreements and any and all other documents, instruments and agreements required to be executed and delivered in connection with the issuance or sale of the Supplemental Bonds, duly executed by each party thereto;

                        (ii) such Financing Statements duly executed by the Borrower and Central Sprink, as "debtors", as may be deemed reasonably necessary by the Bank or its counsel so as to perfect a valid first priority lien in favor of the Bank with regard to the Collateral for the Supplemental Bonds;

                        (iii) secretary's certificates of the Borrower and each Guarantor, to which are attached certified true copies of (A) the articles of incorporation of the Borrower and such Guarantor, respectively, and all amendments thereto, certified by the Secretary of State of the state of such entity's incorporation, (B) the By-Laws of the Borrower and each Guarantor and all amendments thereto, (C) appropriate resolutions and shareholder consents of the Borrower and each Guarantor authorizing the transactions contemplated by Replacement Letter of Credit and the other documents executed in connection therewith, and (D) incumbency certificates as to officers, and any amendments thereto;

                        (iv) a good standing certificate issued by the appropriate official of the state in which each of the Borrower and each Guarantor is incorporated, which identifies all the dates on which the Borrower's and such Guarantor's respective articles of incorporation and amendments thereto were filed; and a good standing certificate issued by the appropriate official of the states in which the Borrower is qualified as a foreign corporation, as applicable;

                        (v) certificates of appropriate officers of the Borrower and each Guarantor certifying that (i) all representations and warranties contained herein and in the other Credit Documents are true and correct as of the date of issuance of the Replacement Letter of Credit; and (ii) as of the date of issuance of the Replacement Letter of Credit no Default or Event of Default has occurred hereunder or under any other Credit Document;

                        (vi) any and all other documents reasonably required by the Bank.

                  (b) Payment in full of any and all amounts outstanding under the Term Loan, including principal, interest accrued thereon, and fees and costs incurred in connection therewith;

                  (c) Payment of a Facility Fee calculated in accordance with
Section 2.3(a)(vii) hereof; and

                  (d) Payment of the fees and disbursements of the Bank, including without limitation, legal fees and costs as provided in Section 6.16 hereof.

                                    ARTICLE 6

                            COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees that, so long as this Agreement shall remain in effect, it will, and will cause each Guarantor and their respective Subsidiaries, as applicable, to:

         Section 6.1.  Financial Statements.

                  (a) Annual Reports. As soon as publicly available and in any event within 120 days after the end of each fiscal year during the term of the Letters of Credit, will submit to the Bank (i) annual audited consolidated financial statements for the Consolidated Corporations including therein the balance sheet of the Consolidated Corporations as of the end of such fiscal year and the statements of operations of the Consolidated Corporations for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP, all in reasonable detail and in each case duly certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Bank, and by the chief financial or chief accounting officer of CS Corporation; (ii) a certificate of the chief financial or chief accounting officer of the Borrower and each Guarantor stating that such officer does not have any knowledge that a Default or an Event of Default exists, or if such Default or Event of Default does exist, a statement of the nature thereof and the actions which the Borrower and each Guarantor propose to take with respect thereto; and (iii) a management-prepared consolidating worksheet for the Consolidated Corporations.

                  (b) Quarterly Reports. As soon as publicly available and in any event within ninety (90) days after the end of each of the first three (3) quarters of each fiscal year of the Borrowers during the term of the Letters of Credit, submit to the Bank management-prepared consolidated financial statements for the Consolidated Corporations, including a balance sheet, income statement and cash flow statement prepared in accordance with GAAP, in form and substance satisfactory to the Bank for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, during the term of the Letters of Credit, together with management-prepared consolidating worksheets for the Consolidated Corporations.

                  (c) Compliance Certificates. At times referred to in subsections (a) and (b) above, submit to the Bank "no default" certificates showing the calculations of the financial covenants set forth in Article 6 hereof, and signed by an Authorized Borrower Representative showing that the Borrower and each Guarantor are in compliance with all covenants and agreements in this Agreement.

                  (d) SEC Reports. Concurrently with their sending or filing, submit to the Bank and the Trustee copies of all proxy statements, financial statements and other notices and reports when the Borrower or any Guarantor sends the same to its shareholders as well as copies of all regular, annual, periodic and special reports and all Registration Statements filed with the Securities and Exchange Commission or similar government authority or with any national security exchange succeeding to the functions of the Securities and Exchange Commission (other than those on Form S-8), including, without limitation, Forms 10Q and 10K.

         Section 6.2. Preservation of Corporate Existence and Qualification. Except as permitted pursuant to Section 6.12(a) hereof, do all things reasonably necessary to: (a) preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdiction of incorporation, (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to be or remain so qualified is reasonably likely to have a Material Adverse Effect, and (c) comply with all provisions of its Certificate of Incorporation and By-Laws.

         Section 6.3. Records and Books of Account. Keep books and records reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit the Bank, or its agents, employees or representatives, on twenty-four (24) hour's prior notice, to inspect its books and records at any reasonable time during regular business hours; provided that the Bank shall keep all information obtained from such inspections confidential and, except as required by law, will not disclose it to any Person unless the prior written consent of the Borrower or any Guarantor, as applicable, is obtained or unless such information is otherwise publicly available.

         Section 6.4. Maintenance of Properties. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its activities, in good working order and condition, ordinary wear and tear excepted and from time to time will make or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

         Section 6.5. Maintenance of Licenses. Maintain and keep in effect and enforce licensing, patents, trademarks, know-how and similar agreements necessary in the proper conduct of its activities.

         Section 6.6. Further Assurances. Execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further instruments, acts, deeds, and assurances, and reports and other information concerning the operations and affairs of Borrower, the Guarantors or their respective Subsidiaries, as may be reasonably requested by the Bank and the Issuers for the purpose of carrying out the provisions and intent of this Agreement, the Indentures, the Financing Agreements and any of the Credit Documents.

         Section 6.7. Maintenance of Insurance.

                  (a) Insure the Project Facility and Collateral or cause such to be insured with insurance companies licensed to do business in the State, in such amounts as indicated herein or in such amounts, manner and against such loss, damage and liability (including liability to third parties), as is customary with companies in the same or similar business and located in the same or similar areas, and to pay the premiums thereon. The form and amount of each insurance policy issued pursuant to this Section 6.7 shall be satisfactory to the Bank.

                  (b) Each insurance policy issued pursuant to this Section 6.7 shall name the Bank as mortgagee, lender/loss payee and additional insured, as applicable.

                  (c) Such insurance coverage shall include:

                        (i) mortgagee title insurance in an amount not less than $2,000,000 insuring that title to the Project Facilities is marketable and insurable at regular rates, with no exceptions other than those approved by the Bank and Counsel for the Bank and that the Bank Mortgage is a valid first mortgage lien. Such policy shall be issued by a title insurance company acceptable to the Bank and in a form approved by the American Land Title Association ("ALTA"), subject to the approval of the Bank and shall include affirmative coverage against all future liens which might take priority over the Bank Mortgage; and

                        (ii) fire, hazard and "All-Risk" insurance, including extended coverage for flood (subject to a $1,000,000 sublimit) and earthquake (subject to a $5,000,000 sublimit), together with vandalism, malicious mischief and Replacement Cost endorsements (non-reporting form), covering the Project Facilities which shall be in an amount not less than 90% of the agreed upon fully insurable replacement value of the Project Facilities on a completed value basis by an insurer satisfactory to the Bank, so written and endorsed as to make losses, if any, payable to the Bank, as mortgagee and/or lender/loss payee, as its interests may appear; and

                        (iii) flood insurance, as described in Section 5.1(m), if the Project Facility is located in an area designated by the United States Department of Housing and Urban Development as being subject to a special flood hazard in the maximum amount of flood insurance available through the Federal Flood Insurance Program for the improvements located on the Project Site, naming the Bank, as the mortgagee and/or lender/loss payee, as its interests may appear; and

                        (iv) comprehensive general public liability insurance, including Broad Form Endorsement, protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability insurance, completed operations and products liability coverage against any and all liability of the Borrower or claims of liability of the Borrower arising out of, occasioned by or resulting from any bodily injury, death, personal injury and property damage liability with limits of liability in minimum amounts of $1,000,000 per person per occurrence and $2,000,000 aggregate per occurrence; and

                        (v) Excess/Umbrella Liability Insurance on a "follow form" basis with a minimum limit of liability of $10,000,000 for the Project Facilities.

                  (d) The insurance policies or endorsements shall cover the entire Project Facilities and shall provide that the coverage will not be reduced, canceled or not renewed without thirty (30) days prior written notice to the Bank. The Borrower shall provide the Bank with certificates from the insurers at closing, and evidence of renewal or replacement of policies required to be maintained by this Section shall be provided to the Bank at least ten (10) days prior to the expiration of any such policy. The Borrower may furnish, instead of original or duplicate policies, certificates of blanket coverage provided the Project Facilities are identified and specifically allocated amounts are shown.

         Section 6.8.  Payment of Taxes and Other Indebtedness.

                  (a) Promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of its property and assets as and when due, but in no event after interest or penalties commence to accrue thereon, as well as all lawful claims (including without limitation, claims for material, supplies and labor furnished in connection with the Project); in each case which, if unpaid, might become a lien or charge upon such property and assets or any part thereof; provided, however, that it need not pay or discharge such amounts that are then being contested in good faith by such entity by appropriate proceedings promptly initiated and diligently prosecuted, for which such entity has maintained adequate reserves in accordance with GAAP.

                  (b) Pay all of its indebtedness and obligations promptly and in accordance with the terms thereof, except where the failure to pay any indebtedness or obligation (other than to the Bank) would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

         Section 6.9. Payment of Indebtedness. The Borrower shall maintain a deposit account (the "Account") at the Bank continuously until all Obligations under this Agreement, the Letters of Credit, the Term Loan Note and the other Credit Documents have been satisfied in full.

         Section 6.10. Compliance with Applicable Laws. Operate and maintain the Project Facilities in accordance with, and shall otherwise comply with, and will cause the Guarantors and their Subsidiaries to comply with, all applicable federal, state, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter including, but not limited to ERISA, the Americans with Disabilities Act and applicable Environmental Laws, workers' compensation, sanitary, safety, non-discrimination and zoning laws, ordinances, rules and regulations as shall be binding upon the Borrower and which might have a Material Adverse Effect.

         Section 6.11. Environmental Covenant. Not permit any action to occur which would be in direct violation of any and all applicable federal, state, county and municipal laws, ordinances, rules and regulations now in force or hereinafter enacted, including applicable Environmental Laws, the regulations of the Issuers and the regulations of the Alabama Department of Environmental Management, except to the extent that the violation or noncompliance would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  The Borrower shall give prompt written notice, in the manner provided in Section 9.14 hereof, to the Bank, of any inquiry, notices of investigation or any similar communication from the Alabama Department of Environmental Management and the United States Environmental Protection Agency regarding violation of any applicable Environmental Laws.

         Section 6.12.  Mergers, Etc.

                  (a) Not sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets or properties (whether now owned or hereafter acquired) to any Person without the prior express written consent of the Bank, or consolidate with or merge into any other entity or permit any entity to merge into it (except intercompany mergers between existing subsidiaries or between the parent and existing subsidiaries, provided that the Borrower or a Guarantor is the surviving entity with respect to any merger involving such entity and provided further that, so long as no Default or Event of Default has occurred and is continuing Central Sprink may merge or consolidate with (i) the Borrower (in which case the Guarantor's Obligations under the Guarantor Security Agreement shall be deemed to be Obligations of the Borrower) or (ii) CS Company or CS Corporation (in which event the surviving entity shall expressly assume the Obligations of Central Sprink under the Guarantor Security Agreement); and

                  (b) During the period commencing on the Issue Date of the Bonds and continuing so long as any Letters of Credit or any Obligation under any Credit Document remains outstanding, maintain or cause to be maintained separate books and records with respect to the Project Facilities and any and all other facilities located wholly or partly within the Project Site, which books and records shall be sufficient to indicate the nature of any and all capital expenditures with respect to the Project Facilities and such other facilities.

         Section 6.13. Lease or Transfer of Project Facilities. Except as set forth in the Applications, not lease, sublease, sell or otherwise dispose of any possessory interest in whole or part of the Project Facilities, other than such dispositions the ordinary course of business for value received, without the express prior written consent of the Bank. In the event that the Borrower leases or subleases the Project Facilities or any portion thereof, the Borrower and the proposed lessee shall submit to the Bank an application for project occupants and a copy of the lease. The Borrower shall promptly send a copy of each executed lease to the Issuers and the Bank.

         Section 6.14. Inspection of the Project Facility. Permit the Bank, and its duly authorized agents or representatives at all reasonable times and upon prior reasonable notice, to enter upon and to examine and inspect the Project Facility. The Bank and its officers and agents shall also be permitted, at all reasonable times and upon prior notice, to examine the books and records of the Borrower with respect to the Project Facility, to discuss its affairs, finances and accounts with any of its officers or directors or accountants and to make copies or abstracts thereof.

         Section 6.15. Relocation of the Project Facilities. Not relocate, during the term of this Agreement, the Project Facility or a substantial number of its employees to another location either within or without the State without first obtaining the prior express written consent of the Issuers and the Bank.

         Section 6.16. Costs and Expenses; Indemnity.

                  (a) Pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery, administration, modification and enforcement of the Commitment Letter and any and all of the other Credit Documents (including, without limitation, the fees and disbursements of Counsel for the Bank); and

                  (b) Indemnify, save, and hold harmless the Bank and its directors, officers, agents and employees (collectively the "indemnitees") from and against:

                        (i) any and all claims, demands, actions, or causes of action that are asserted against any indemnitee by any Person arising, directly or indirectly, from or as a result of any of the transactions contemplated by the Credit Documents including, without limitation, the collection and enforcement of the Obligations; and

                        (ii) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of the assertion of, or the prosecution of or defense against, any claim, demand, action, or cause of action specified in the immediately preceding subparagraph (i).

The covenants and agreements of this Section 6.16 shall be unconditional, whether or not the Letters of Credit are issued or the transactions contemplated hereby are consummated and shall survive the repayment of the Obligations, the termination of this Agreement and other Credit Documents and the cancellation of the Letters of Credit.

         Section 6.17. Damage to or Condemnation of Project Facilities. In the event of damage, destruction or condemnation of part or all of the Project Facilities, the Borrower shall notify the Trustee and the Bank not later than five (5) days after the occurrence of such event (the "Initial Notice").

                  (a) In the event of any partial damage, destruction or condemnation of the Project Facilities in an amount aggregating less than $1,000,000 the Borrower shall have the option to (i) use the proceeds of its insurance funds for restoration, repair or replacement of the Project Facility, or (ii) provided that the failure to restore, repair or replace is not reasonably likely to have a Material Adverse Effect, redeem Bonds in a principal amount equal to the proceeds of such insurance. In the event Borrower elects the option set forth in clause (i) above, such funds representing insurance proceeds shall be paid in accordance with the with Section 5.1 or 5.2, as the case may be, of the applicable Financing Agreement.

                  (b) In the event (i) the Borrower fails to exercise one of the options set forth in Section 6.17(a) above with respect to any such partial damage, destruction or condemnation of the Project Facilities , within sixty
(60) days after the Initial Notice when such proceeds aggregate less than $1,000,000, or (ii) such proceeds exceed $1,000,000, the Bank shall have the option to (A) apply such funds to the costs of repair, reconstruction and restoration of the Project Facilities to a substantially equivalent condition or value existing immediately prior to such event or to a condition of at least an equivalent value, in which case such funds shall be deposited with the Trustee in a separate trust account in accordance with Section 5.1(a) of the applicable Financing Agreement; or (B) use such proceeds to reduce any outstanding principal balance of unreimbursed draws under the Letters of Credit or other outstanding Obligations and remit the balance to the Borrower; or (C) retain such proceeds (up to the amount of the Obligations) as cash collateral for such Obligations; or (D) redeem Bonds from moneys from the Letters of Credit pursuant to Section 5.1(b) of the applicable Financing Agreement and apply the amount of such net proceeds of any insurance, casualty or condemnation award to reimburse the Bank for any draw on the Letters of Credit, but only to the extent of any such proceeds. The Bank shall notify the Trustee and the Borrower in writing of its election within seventy (70) days after the Initial Notice.

                  (c) The Borrower shall cooperate and consult with the Bank in all matters pertaining to the settlement or adjudication of any insurance claims and all claims and demands for damages on account of any taking or condemnation of the Project Facility or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of the Project Facility. In no event shall the Borrower voluntarily settle, or consent to the settlement of, any insurance claim equal to or greater than $1,000,000 with relation to the Project Facility or any proceedings arising out of any condemnation of the Project Facility without the prior written consent of the Bank, which consent will not be unreasonably withheld.

                  (d) Damage to, destruction of or condemnation of all or a portion of the Project Facilities shall not terminate this Agreement, or cause any abatement of or reduction in the payments to be made by the Borrower or otherwise affect the respective obligations of the Issuers or the Borrower, except as set forth in this Agreement.

         Section 6.18. Prohibition of Liens. Without the prior written consent of the Bank, not create, or suffer to be created by any Person any lien or charge upon its respective property or the Bond Fund or the Project Facilities or any part thereof or upon the rents, contributions, charges, receipts or revenues therefrom other than (collectively, the "Permitted Encumbrances"):

                        (i) with respect to the Borrower and each Guarantor and
Spraysafe:

                              (A) liens for taxes and assessments or other
governmental charges or levies not then delinquent or, provided there is no risk of forfeiture or sale of any of the Collateral, which are being contested in good faith by appropriate proceedings and for which reserves have been established by the Borrower or the affected Guarantor or Spraysafe, as applicable, in accordance with GAAP and the provisions of Section 6.8 hereof;

                              (B) liens granted pursuant to the Credit
Documents, including pursuant to the Council Lease Agreement;

                              (C) utility access and other easements and rights
of way, restrictions and exceptions that the Title Insurance Policy insures will not interfere with or impair the Project Facility and previously approved by and acceptable to the Bank;

                              (D) liens securing claims of mechanics and
materialman or other like liens incurred in the ordinary course of business and
(1) are not more than thirty (30) days past due, or (2) are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established by the Borrower or the affected Guarantor or Spraysafe, as applicable;

                              (E) purchase money security interests encumbering
(1) property other than the Collateral or (2) property acquired after the date hereof and otherwise comprising Collateral; provided, however, that the Bank's lien shall remain in effect with respect to such Collateral subject only to such purchase money security interest(s);

                              (F) those exceptions shown on Schedule B of the
Title Insurance Policy and other liens in existence on the date hereof as have previously been disclosed to the Bank in writing and have been approved by the Bank (a true and complete listing of which, as of the date hereof, appears in Schedule III hereto), including those liens that may be renewed or maintained in effect to secure indebtedness that is renewed, extended or refinanced in accordance with Section 6.19(a)(i) hereof;

                              (G) liens under worker's compensation,
unemployment insurance, social security or similar legislation;

                              (H) liens, deposits or pledges to secure the
performance of bids, tenders, contracts, leases (permitted under the terms of this Agreement) public or statutory obligations, surety, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                              (I) liens of or resulting from any litigation or
legal proceeding which are being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted and for which adequate reserves have been established, or any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or for which a supersedeas bond has been timely posted; and

                              (J) minor survey exceptions or minor encumbrances,
easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower, such Guarantor or Spraysafe, as applicable, or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in the aggregate materially impair the operation of the business of the Borrower, such Guarantor or Spraysafe, as applicable; and

                        (ii) with respect to the Guarantors and Spraysafe, but not the Borrower, liens created to secure additional indebtedness of such entity, provided that the GAAP book value of the properties subject to such liens shall not exceed $3,000,000 in the aggregate at any time.

                  The Borrower further agrees to pay or cause to be discharged or make adequate provision to satisfy and discharge, within thirty (30) days after the same shall become due, any such lien or charge (other than a Permitted Encumbrance) and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Bond Fund, the Project Facilities or any part thereof or the revenues or income therefrom; provided, however that nothing in this Section 6.18 shall require the Borrower to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be diligently contested in good faith and by appropriate proceedings so long as the Collateral, the Bond Fund, the Project Facilities or any part thereof are not subject to loss or forfeiture.

         Section 6.19.  Additional Indebtedness.

                  (a) Not incur, create, assume or permit to exist any indebtedness for borrowed money, or on account of deposits (other than in the ordinary course of business), or evidenced by notes, bonds, debentures or similar obligations except, with respect to the Borrower, Guarantors and Spraysafe, indebtedness described in items (i) through (v) below and, with respect to the Guarantors and Spraysafe, but not the Borrower, indebtedness described below in items (vi) through (viii):

                        (i) existing indebtedness previously disclosed to and approved by the Bank, as listed on Schedule III attached hereto, such indebtedness not to be renewed, extended or refinanced unless, in doing so, the effective rate of amortization thereof is not increased, and in any case, not to be on terms less favorable to the Borrower and the Guarantors than those provided in the agreements evidencing such indebtedness as in effect on the date hereof;

                        (ii) indebtedness to the Bank;

                        (iii) indebtedness subordinated to the Obligations on terms and conditions satisfactory to the Bank;

                        (iv) indebtedness arising from purchase money mortgages or capital leases for equipment financing;

                        (v) indebtedness to the Participant arising in connection with the Credit Documents;

                        (vi) seller financing, provided that the indebtedness pursuant to such financing is unsecured, contains no covenants (other than the obligation to repay such indebtedness) and is treated as current debt for purposes of compliance with the covenants contained in Article 6 hereof;

                        (vii) additional secured indebtedness, provided that such secured indebtedness shall not exceed $3,000,000 in the aggregate at any time; and

                        (viii) cash borrowings under existing unsecured lines of credit, as extended, provided that such cash borrowings shall not exceed $40,000,000 in the aggregate outstanding at any time;

                  (b) not guaranty or otherwise in any way become or be responsible for indebtedness or obligations of any other Person, contingent or otherwise, except with respect to the Borrower, Guarantors and Spraysafe, guarantees described in items (i) through (iii) below and, with respect to the Guarantors and Spraysafe, but not the Borrower, guarantees described in below in items (iv):

                        (i) existing guarantees, as listed on Schedule III attached hereto, such guaranties not to be extended or renewed, except in connection with the renewal, extension or refinancing of indebtedness in accordance with Section 6.19(a)(i) above;

                        (ii) the endorsement of negotiable instruments for deposit in the normal course of business;

                        (iii) guarantees issued in favor of the Bank and, with regard to the transactions contemplated by this Agreement, in favor of the Participant; and

                        (iv) additional guarantees not to exceed $3,500,000 in the aggregate at any time;

                  (c) not make loans, advances, or investments except such as are customary and in the ordinary course of business;

                  (d) not sell, discount or otherwise dispose of notes or accounts receivable except for the purpose of collection in the ordinary course of business; or

                  (e) not enter into any agreement restricting or prohibiting its right to grant liens to other Persons (other than as previously granted to the Participant).

         Section 6.20. Financing Statements. At the Borrower's own expense, cause financing statements under the UCC to be filed in the places required by law in order to perfect the security interests created or contemplated by
Section 2.6 hereof naming each of the Borrower and Central Sprink, respectively, as debtor and the Bank as secured party. The Borrower shall execute and file or cause to be executed and filed all further instruments as shall be required by law to preserve such security interest, and shall furnish satisfactory evidence to the Bank and the Issuers of the filing and refiling of such instruments.

         Section 6.21. Change in Nature of Corporate Activities. Not make any material change in the nature of its corporate activities; provided that the foregoing shall not prohibit the Borrower from engaging in additional activities related to its present corporate activities and not otherwise prohibited under the Code or the Act.

         Section 6.22. Notice and Certification With Respect to Bankruptcy Proceedings. Notify the Bank in writing of the occurrence of any of the following events and shall keep the Bank informed of the status of any petition in bankruptcy filed (or bankruptcy or similar proceeding otherwise commenced) against the Borrower or any Guarantor: (i) application by the Borrower or any Guarantor for or consent by the Borrower or any Guarantor to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) is not generally paying its debts as they become due, or (iii) general assignment by the Borrower or any Guarantor for the benefit of creditors, or (iv) adjudication of the Borrower or any Guarantor as a bankrupt or insolvent, or (v) commencement by the Borrower or any Guarantor of a voluntary case under the United States Bankruptcy Code or filing by the Borrower or any Guarantor of a voluntary petition or answer seeking reorganization of the Borrower or any Guarantor, an arrangement with creditors of the Borrower or any Guarantor or an order for relief or seeking to take advantage of any insolvency law or filing by the Borrower or any Guarantor of an answer admitting the material allegations of an insolvency proceeding, or action by the Borrower or any Guarantor for the purpose of effecting any of the foregoing, (vi) if without the application, approval or consent of the Borrower or any Guarantor, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower or any Guarantor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or any Guarantor or of all or any substantial part of its respective assets, or other relief in respect thereof under any bankruptcy or insolvency law.

                  Except where expressly provided to the contrary, all covenants in this Article shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

         Section 6.23. Other Notices; Litigation; Event of Default. Notify Banks in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could have a Material Adverse Effect or the occurrence of any Event of Default or Default hereunder.

         Section 6.24. Continuing Disclosure. Provide or cause to be provided by each Guarantor (a) on a timely basis, all of the information required to be provided pursuant to and in accordance with Rule 15c2-12 of the Exchange Act, and (b) on or prior to the effective date of any such transaction, notification of the purchase or sale, by or for the account of the Borrower, of any of the Bonds, together with a detailed description of such transaction.

                                    ARTICLE 7

                               FINANCIAL COVENANTS

         Section 7.1. Consolidated Tangible Net Worth. The Consolidated Corporations' Consolidated Tangible Net Worth as at the end of any fiscal quarter (tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof), during the term f this Agreement shall not be less than the amounts set forth in the right column for the test dates within the periods set forth in the left column:

       Period                                                        Amounts
       ------                                                        -------
       March 31, 1995 through December 30, 1995                   $37,000,000

       December 31, 1995 and thereafter                           $41,000,000

         Section 7.2. Consolidated Current Ratio. The Consolidated Corporations shall maintain at all times (to be measured as of the last day each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than the amounts set forth in the right column for the test dates within the periods set forth in the left column:

       Period                                                         Ratio
       ------                                                        -------
        March 31, 1995 through December 30, 1995                    1.30:1.00

        December 31, 1995 through December 30, 1996                 1.50:1.00

        December 31, 1996 and thereafter                            1.75:1.00

                  provided, however, that for purposes of computing this covenant, amounts outstanding under the Term Loan shall be excluded from the calculation of current liabilities.

         Section 7.3. Consolidated Quick Ratio. The Consolidated Corporations shall maintain at all times (to be measured as of the last day of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a Consolidated Quick Ratio of not more than the amount set forth in the right column for the test dates within the periods set forth in the left column:

       Period                                                         Ratio
       ------                                                        -------

       March 31, 1995 through December 30, 1995                      0.7:1.0

       December 31, 1995 and thereafter                             0.87:1.0

                  provided, however, that for purposes of this computing covenant, amounts outstanding under the Term Loan shall be excluded from the calculation of current liabilities.

         Section 7.4. Ratio of Consolidated Funded Indebtedness to Consolidated Tangible Net Worth. The Consolidated Corporations shall maintain a ratio of Consolidated Funded Indebtedness to Consolidated Tangible Net Worth (to be measured as of the last day of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) of not greater than the amounts set forth in the right column for the test dates within the periods set forth in the left column:

       Period                                                         Ratio
       ------                                                        -------
       March 31, 1995 through December 30, 1995                       1.5:1.0

       December 31, 1995 through December 30, 1996                   1.37:1.0

       December 31, 1996 and thereafter                               1.2:1.0

         Section 7.5. Cash Equivalents. The cash, cash equivalents and investments of the Consolidated Companies having maturities of up to three years shall not at any time be less than $5,000,000.

                                    ARTICLE 8

                         EVENTS OF DEFAULT AND REMEDIES

         Section 8.1. Events of Default: Acceleration. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default" hereunder:

                  (a) Failure by the Borrower to make or cause to be made (i) any reimbursement of a draw under the Letters of Credit, or any principal payment under the Term Loan, within one (1) Business Day after the date the same is due, or (ii) any other payment required to be made hereunder or under the Letters of Credit or Term Loan Note within five (5) Business Days after the date the same is due; or

                  (b) Any material representation or warranty by or on behalf of the Borrower or any Guarantor contained in this Agreement or in any report, certificate, financial instrument or other instrument furnished in connection with this Agreement or any other Credit Document shall prove to be false or misleading;

                  (c) Failure of the Borrower or any Consolidated Corporation to observe, perform or comply with any of the covenants or conditions contained in
Article 6 hereof;

                  (d) Failure or refusal by the Borrower or any Guarantor to observe, perform or comply with any of its other covenants hereunder or under any of the other Credit Documents and such failure or refusal shall continue for a period of thirty (30) days after the earlier of (i) the date on which the Borrower first becomes aware of such failure or (ii) the date on which the Bank has provided written notice thereof to the Borrower; provided that if such failure is of such nature that it can be corrected but not within thirty (30) days, it will not be an Event of Default so long as prompt corrective action is instituted and is diligently pursued by the Borrower, to the reasonable satisfaction of Bank; or

                  (e) The Borrower or any Guarantor shall fail to pay in full when due (after giving effect to any grace period applicable thereto, without duplication) (i) any amount owing by the Borrower or such Guarantor with respect to the Bonds (including payments due under any Indenture, Financing Agreement, lease agreement or similar agreement), or (ii) the principal of, premium (if any) on or interest on any other indebtedness of the Borrower or any Guarantor in a principal amount exceeding $750,000 (unless such amount owing is being contested in good faith by the Borrower or any Guarantor with diligence and continuity and by appropriate proceedings for which the Borrower or respective Guarantor has maintained adequate reserves in accordance with GAAP), or the occurrence of any default under any mortgage, agreement or other instrument under or pursuant to which the Bonds or such indebtedness is incurred, secured, or issued, and continuance of which default beyond the period of grace, if any, allowed with respect thereto; or

                  (f) The entry or filing of any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $750,000 against the Borrower or any Guarantor or against its respective property and failure of the Borrower or such Guarantor to vacate, pay, bond, stay or contest in good faith such judgment, writ, warrant of attachment or other process for a period of thirty (30) days, unless the Borrower or such Guarantor delivers the Bank evidence, satisfactory to the Bank, that such amount is fully covered by third-party insurance; or

                  (g) The Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or
(v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Borrower or any Guarantor, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower or such Guarantor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or such Guarantor or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower or such Guarantor in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or

                  (h) For any reason any of the Bonds are declared due and payable by acceleration in accordance with Section 10.2 of the applicable Indenture; or

                  (i) This Agreement, or any of the other Credit Documents (other than the Authority Loan Agreement or Authority Indenture, as a result of an Adjudication of Invalidity) ceases to be valid and binding on the Borrower or is deemed null and void or the validity or enforceability thereof is contested by the Borrower or any Guarantor or the Borrower denies that it has further liability under this Agreement or any of the other Credit Documents, or any Guarantor denies that it has further liability under its Guaranty; or

                  (j) The transfer of title to or possession of the Project Facilities, the Collateral or any part thereof (in one or more transactions) for any reason not expressly permitted herein pursuant to Sections 6.12 and 6.13 hereof without the prior written consent of the Bank; or

                  (k) The Borrower shall at any time cease to be a wholly-owned subsidiary of CS Company, or CS Company shall at any time cease to be a wholly-owned subsidiary of CS Corporation.

         Section 8.2.  Remedies.

                  (a) Upon the occurrence of any Event of Default (other than one referred to in clause (f) or (g) of Section 8.1, with respect to which the remedies provided in clause (i) of this Section 8.2(a) shall automatically and immediately be applicable, without notice or demand of any kind), the Bank may
(i) by mailing of notice to the Borrower declare an amount equal to the applicable Stated Amount which may at any time be drawn under the Letters of Credit whether or not the Trustee shall have presented, or shall be entitled at such time to present, the drafts, certificates or other documents required to draw on the Letters of Credit) together with the other obligations of the Borrower hereunder (including, without limitation, under the Term Loan) or under the other Credit Documents to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, (ii) subject to the terms of the Letters of Credit, refuse to reinstate (A) the applicable Stated Amount and any interest portion of the Letters of Credit with respect to any draft representing interest following the payment by the Bank of the amount set forth in such draft, and/or (B) the applicable Stated Amount, the interest portion and the principal portion of the Letters of Credit with respect to any draft representing payment of principal following the payment by the Bank of an amount set forth in such draft, and (iii) pursue any other rights or remedies it may have at law or in equity or pursuant hereto or to any of the other Credit Documents.

                  (b) In addition to the remedies provided in Section 8.2(a) hereof, upon the occurrence of any Event of Default under Section 8.1(a) or (g) hereof, or upon the Bank's declaring the obligations of the Borrower hereunder to be due and payable, the Bank shall have the right to foreclose on the Bank Mortgage, and collect and sell or otherwise liquidate any Collateral and (A) apply the proceeds thereof to payment of the Obligations outstanding or (B) deposit such proceeds in the Cash Collateral Account, to be applied in accordance with Section 8.2(c) hereof.

                  (c) So long as the Letters of Credit or either of them shall remain outstanding, any amounts due and payable as described in the previous subparagraphs (a) and (b), when received by the Bank, shall (in such manner and order as the Bank shall determine in its sole discretion): (i) to the extent of the Maximum Stated Amount (and any reinstatements thereof which the Bank is obligated to make, if any), be deposited in the Cash Collateral Account and held by the Bank as cash collateral for the Obligations; and/or (ii) be applied to payment of any or all of the Obligations. Upon any draw under the Letters of Credit, the Bank shall have the unconditional right to debit any and all accounts of the Borrower at the Bank, including the Cash Collateral Account to reimburse the Bank for the amount of such draw. The Borrower shall have the right to direct the investment in Permitted Investments of any funds in such accounts, and the Bank shall not have any duty or liability with respect to such investments (including, without limitation, any liability for any loss due to change in value or for any penalty, charge or loss upon liquidation thereof prior to maturity in accordance with the immediately succeeding sentence) except to make the investments directed by the Borrower, and to hold, receive the proceeds of, liquidate as necessary, and apply such investments and the proceeds thereof in accordance with this Section 8.2(c). In the event that any of the funds held in the Cash Collateral Account are invested in an investment that requires payment or deduction of a prepayment, breakage or similar penalty or charge upon liquidation prior to maturity (including without limitation a certificate of deposit), the Borrower shall have a further obligation under this Agreement to reimburse or pay to the Bank, upon demand, the full amount of each such penalty, charge, loss of investment earnings, or loss of funds attributable to any action by the Bank in so liquidating any such investment in order to apply the proceeds of the Cash Collateral Account in accordance with this paragraph, and such obligation until paid in full shall be added to and become a part of the Obligations, shall bear interest as provided in Section 2.3(c) hereof, and shall be secured by the Collateral. In the event that either Letter of Credit is canceled or expires or in the event at any time of any permanent reduction of the Maximum Stated Amount (i.e., a reduction not subject to any possible subsequent reinstatement pursuant to the terms of the applicable Letter of Credit, except voluntarily by the Bank at its sole option) at any time, the Bank shall apply the amounts then in the Cash Collateral Account (to the extent that funds are available therein, including, as and to the extent necessary, the liquidation of any investments held in the Cash Collateral Account subject to the provisions of this paragraph), by, first, setting aside in the Cash Collateral Account (to the extent so available) an amount of funds and investments (excluding any accrued or expected interest or earnings thereon to the extent not actually received by the Bank) equal to the Maximum Stated Amount immediately after such cancellation, expiration or permanent reduction, second, applying any remaining amounts (if any) to the payment of the outstanding Obligations, and third, after payment in full of all such Obligations to the Bank, paying any remaining amounts (if any) to the Borrower.

                  (d) Except with respect to the Bank's ability to charge against the Debt Service Fund payments due hereunder, as provided in Sections 2 and 3 hereof (which may be exercised at any time, including without limitation, prior to the occurrence of a Default or an Event of Default) the Bank shall have the right, following the occurrence and during the continuance of an Event of Default, and without notice or demand, and it is specifically authorized hereby, to set-off, charge and/or debit and apply to any amounts payable under this Agreement or any other Credit Document, or any other Obligation: (i) any funds belonging to the Borrower and held by the Bank or any of its Affiliates or the Participant, (ii) any and all deposits and accounts and/or other property (including, without limitation, securities) owned by the Borrower or in which it has an interest (whether general or special, time or demand, matured or unmatured) which is or at any time may be delivered to, held by, or otherwise be in the possession of the Bank, or any of its Affiliates, or the Participant, in any capacity whatsoever, and (iii) any other indebtedness at any time held or owing by the Bank or any of its Affiliates or the Participant to or for the credit or account of the Borrower, even if effecting such set-off, charge and/or debit results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits or otherwise. For such purpose, each of the Bank and its Affiliates and the Participant shall have, and the Borrower hereby grants to the Bank and its Affiliates and the Participant, a first lien on and security interest in such funds, deposits, accounts, property and the proceeds thereof. Such right of set-off, charge and/or debit shall exist whether or not: (i) a draft has been presented or paid under the applicable Letter of Credit, (ii) the Bank shall have made any demand under this Agreement or any other Credit Document, (iii) any amounts payable or other obligations under this Agreement or any other Credit Document are matured or unmatured, fixed or contingent, liquidated or unliquidated, (iv) the Borrower shall have furnished sufficient collateral to the Bank, and/or (v) otherwise. In furtherance of the purposes of this subsection, the Borrower authorizes each of the Affiliates of the Bank and the Participant, at the request of the Bank and without notice to the Borrower or any Guarantor, to turn over to the Bank any property belonging to the Borrower or in which the Borrower has an interest, including, without limitation, funds and securities, held by such Affiliate or the Participant for the account of the Borrower and to debit any deposit account maintained by the Borrower with such Affiliate or the Participant (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits or otherwise), in the amount requested by the Bank up to any amounts payable under this Agreement and/or any other Obligations to the Bank, and to pay or transfer such amounts or property to the Bank. The rights of the Bank under this Subsection are in addition to all other rights and remedies available to the Bank, including other rights of set-off that the Bank may have.

                  (e) Upon the occurrence and during the continuance of any Event of Default, the Bank shall be entitled to notify the Trustee thereof and, whether or not it has accelerated any other Obligations hereunder, demand the acceleration of the maturity of the Bonds pursuant to Sections 10.1(f) and 10.2 of the applicable Indenture and request the Trustee to draw under the Letters of Credit.

         Section 8.3. No Remedy Exclusive. No remedy herein conferred or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the other Credit Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power occurring upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article, it shall not be necessary to give notice to any party, other than such notice as may be required in this Article 8. The rights and remedies of the Bank specified herein are for the sole and exclusive benefit, use and protection of the Bank and the Bank is entitled, but shall have no duty or obligation to the Borrower, any Guarantor, the Issuers, the Trustee, the Bondholders, or any other Person, (a) to exercise or refrain from exercising any right or remedy reserved to the Bank hereunder or under any other Credit Document, or (b) to cause the Trustee, the Issuers or any other Person to exercise or refrain from exercising any right or remedy available to it under any of the Credit Documents to which it is a party.

         Section 8.4. Agreement to Pay Attorneys Fees and Expenses. In the event the Borrower or any Guarantor shall default under any of the provisions of this Agreement or any other Credit Document and the Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Bank the reasonable fees of such attorneys and such other expenses so incurred by the Bank whether or not suit be brought.

         Section 8.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 8.6. Additional Rights of the Bank. So long as the Letters of Credit are in full force and effect, the Bank shall have the sole right and power to take, make, give or withhold any consent to any amendment, substitution or release of any of the Bank Mortgage, the Security Agreement, the Guarantor Security Agreement or the property subject to the lien or interests created therein and (except for the right of the Issuers or either of them to declare an event of default and to exercise their other remedies thereunder) to exercise all rights and remedies provided for herein, in the Indenture, or in the other Credit Documents with respect to the Collateral.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1. Indemnity Against Claims. In the exercise of the powers of the Bank, hereunder, including without limitation the application of moneys, the investment of funds and disposition of the Project Facilities upon the occurrence of an Event of Default, neither the Bank nor its directors, officers, shareholders, employees or agents shall be accountable to the Borrower for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred hereunder or under the Indentures. The Bank and its directors, officers, shareholders, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Borrower for any claims based hereon or on the Indentures against any member, director, officer, employee or agent of the Bank alleging personal liability on the part of such Person unless such claims are based upon the gross negligence or willful misconduct of such Person. As such, the Borrower shall indemnify and hold harmless each Indemnified Party against any and all claims, losses, damages or liabilities, joint and several, to which the Indemnified Parties become subject, insofar as such losses, claims, damages or liabilities (including all costs, expenses and reasonable counsel fees incurred in investigating or defending such claim) (or actions in respect thereof) suffered by any of the Indemnified Parties caused by, relating to, arising directly or indirectly out of, resulting from or in any way connected to the Project Facility or the Project or are based upon any other act or omission in connection with (a) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the Project Facility or any part thereof; or
(b) any untrue statement of a material fact contained in information submitted or to be submitted to the Indemnified Parties by the Borrower with respect to the transactions contemplated hereby; or (c) any omission of any fact necessary to be stated therein in order to make such statement to the Indemnified Parties not misleading or incomplete in any material respect unless the losses, damages or liabilities arise from the gross negligence or willful misconduct of the Person to be indemnified. In the event any claim is made or action brought against an Indemnified Party, except for claims or actions brought which arise from the gross negligence or willful misconduct of any such Person, the Indemnified Party may direct the Borrower to assume the defense of the claim and any action brought thereon and pay all reasonable expenses (including attorneys' fees) incurred therein; or such Indemnified Party may assume the defense of any such claim or action, the reasonable cost (including attorneys' fees) of which shall be paid by the Borrower upon written request of the Indemnified Party to the Borrower, provided, that if the Bank assumes such defense, no settlement of any such claim or action shall be made without the consent of the Borrower, which consent shall not be unreasonably withheld. The Borrower may engage its own counsel at its own cost to participate in the defense of any such action. The defense of any such claim shall include the taking of all actions necessary or appropriate thereto. The Borrower shall not be liable for any settlement of any such action effected without Borrower's consent, but if settled with the consent of the Borrower, or if there is a final non-appealable judgment for the claimant on any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

                  The indemnification provisions of this Section 9.1 shall survive the termination of this Agreement and the other Credit Documents.

         Section 9.2. Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in order to effect the provisions of this Agreement.

         Section 9.3.  Successors and Assigns.

                  (a) The provisions of the Credit Documents shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns, except that the Borrower may not assign any Letter of Credit, or its rights and obligations under this Agreement and the other Credit Documents or any of its obligations, liabilities, rights or benefits hereunder or thereunder without the prior written consent of the Bank, which the Bank may withhold in its absolute discretion.

                  (b) Without limiting any other rights of the Bank under applicable law, the Bank may at any time grant to one or more banks or other institutions or entities, including but not limited to the Participant Bank, participating interests in the Letters of Credit issued for the account of the Borrower under this Agreement.

                  Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and the terms "Authority," "Council," "Borrower" and "Trustee" shall, where the context requires, include the respective successors and assigns of such Persons. No assignment pursuant to this Section shall release the Borrower from its obligations under this Agreement.

         Section 9.4. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or the other Credit Documents to which the Bank is a party or beneficiary, and no consent to any departure there from by the Borrower or any Guarantor or any other party thereto, shall in any event be effective unless the same shall be in writing and signed by the Bank (and such other parties as each such document shall specify) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or such Guarantor in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances.

         Section 9.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which (taken together) shall constitute one and the same agreement.

         Section 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of law), except to the extent that the perfection and enforcement of any lien are required to be governed by the law of the state in which the property subject to such lien is located.

         Section 9.7. Consent to Jurisdiction. Borrower irrevocably appoints each and every owner and/or officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Credit Documents; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have non-exclusive jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by the Bank based upon improper venue or inconvenient forum. Borrower agrees that any action brought by Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has a place of business in Pennsylvania.

         Section 9.8. Reasonable Consent. Any and all consents required to be given, pursuant to this Agreement or any of the Credit Documents, by the Authority, the Bank, or the Trustee shall be based on a reasonable standard other than when the Trustee is acting upon the direction of any of the parties pursuant to any of the Credit Documents, except that any consent to any sale, transfer, other lien or encumbrance on the Collateral shall be in the sole discretion of the Bank.

         Section 9.9. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and of the fees, charges and expenses of the Trustee and the Issuers in accordance with the applicable Indenture, shall upon release of the Indentures pursuant to Section 14.3 thereof, be paid first by the Trustee to the Bank to the extent of any unreimbursed drawing under the Letters of Credit, or any other obligations owing by the Borrower to the Bank under this Agreement and any remaining moneys shall belong to and be paid to the Borrower by the Trustee as overpayment of the Loans.

         Section 9.10. Receipt of Indenture. The Borrower hereby acknowledges that it has received an executed copy of the Indentures and is familiar with their provisions, and agrees that it will take all such actions as are required or contemplated of it under the Indentures to preserve and protect the rights of the Trustee and of its Agents and of the Bondholders thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indentures. The Borrower agrees to comply with the terms and conditions of the Indentures.

         Section 9.11. Headings. The captions or headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

         Section 9.12. Integration: Entire Agreement. This Agreement and the other Credit Documents and other instruments and documents to be delivered hereunder and thereunder, are intended by the parties hereto and thereto to be, an integrated contract, which together contain the entire understandings of the parties with respect to the subject matter contained herein. This Agreement and the other Credit Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, whether written or oral.

         Section 9.13. Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the delivery of the Letters of Credit and this Agreement and the respective obligations of the parties hereto shall remain in full force and effect from the date of execution and delivery of this Agreement until (i) the date on which the principal or redemption price of and all interest on the Bonds and any other expenses of the Issuers with respect to the Bonds shall have been fully paid or provision for the payment thereof shall have been made pursuant to the Indentures, (ii) the Borrower shall have fully performed and satisfied all other covenants, agreements and obligations under this Agreement and the other Credit Documents, and (iii) the Indentures shall have been released and discharged pursuant to the terms of such Indentures.

         Section 9.14. Addresses for Notices, Etc. All notices requests, demands, directions and other communications provided for hereunder or under any other Credit Document shall be sufficient if made in writing and delivered personally (including by Federal Express or other recognized courier), if mailed by certified mail, return receipt requested, or if telecopied, to the applicable party at the addresses indicated below:

If to the Authority:
--------------------
State Industrial Development Authority
401 Adams Avenue
Montgomery, Alabama  36130
Attention:  President
Telecopier Number:  ________________



If to the Council:
------------------
Calhoun County Economic Development Council
Post Office Box 944
[-----------------]
Anniston, Alabama 56202
Attention:  Chairman of the Board of Directors
Telecopier Number:  ________________



If to the Borrower:
-------------------
Central Castings Corporation
2660 Old Gadsden Highway
Anniston, Alabama  36206
Attention:  Vice President-Finance
Telecopier Number:  (205) 238-0387

- with a duplicate copy to -

Central Sprinkler Corporation
Central Sprinkler Company
Central Sprink, Inc.
451 North Cannon Avenue
Lansdale, Pennsylvania  19446
Attention:  Albert T. Sabol, Vice President
Telecopier Number:  (215) 362-5385



If to the Bank:
---------------

First Fidelity Bank, National Association
123 South Broad Street - PMB 010
Philadelphia, Pennsylvania 19109-1199
Attention:  Thomas J. Saunders, Vice President
Telecopier:  (215) 985-3719

If to the Trustee:
------------------
Chemical Bank
450 West 33rd Street, 15th Floor
New York, New York  10001-2697
Attention:        Josiana DeSousa
                  Corporate Trust Administration
Telecopier:  (212) 946-6782 or (212) 946-7800

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of the Credit Documents. All notices, requests, demands, directions and other communications shall (if delivered personally) be effective when delivered, (if mailed) three (3) Business Days after having been deposited in the mail, addressed as aforesaid, or (if sent by telecopier) upon receipt of confirmation of transmission by the sender.

         Section 9.15.  JUDICIAL PROCEEDINGS; WAIVERS.

                  (a) EACH PARTY TO THIS REIMBURSEMENT AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY HERETO OR ANY SUCCESSOR OR ASSIGN OF ANY PARTY, ON OR WITH RESPECT TO THIS REIMBURSEMENT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, THE COLLATERAL OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.

                  (b) THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

                  (c) THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS REIMBURSEMENT AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A
PART OF THIS REIMBURSEMENT AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.

ATTEST:                                   CENTRAL CASTINGS CORPORATION

/s/ George D. Pelose                      By: /s/ Albert T. Sabol
-----------------------------------           ---------------------------------
George D. Pelose, Asst. Secretary             Name: Albert T. Sabol
                                              Title: Vice President

[SEAL]

                                          FIRST FIDELITY BANK, NATIONAL
                                          ASSOCIATION

                                          By: /s/ Thomas J. Saunders
                                              ---------------------------------
                                              Name:  Thomas J. Saunders
                                              Title: Vice President

ACKNOWLEDGED AND AGREED
this __ day of November, 1995



ATTEST:                                   CENTRAL SPRINKLER CORPORATION

/s/ Thomas J. Saunders                    By: /s/ Albert T. Sabol
-------------------------------------         ---------------------------------
Thomas J. Saunders, Asst. Secretary            Name: Albert T. Sabol
                                               Title: Vice President



ATTEST:                                   CENTRAL SPRINKLER COMPANY
/s/ Thomas J. Saunders                    By: /s/ Albert T. Sabol
-------------------------------------         ---------------------------------
Thomas J. Saunders, Asst. Secretary            Name: Albert T. Sabol
                                               Title: Vice President


ATTEST:                                   CENTRAL SPRINK INC.

/s/ Thomas J. Saunders                    By: /s/ Albert T. Sabol
-------------------------------------         ---------------------------------
Thomas J. Saunders, Asst. Secretary            Name: Albert T. Sabol
                                               Title: Vice President